AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 2000.


                                                      REGISTRATION STATEMENT NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                               AMENDMENT NO. 2 TO

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                TASTY FRIES, INC.

                 (Name of Small Business Issuer in its Charter)

         NEVADA                        2000                     65-0259052
(State of Incorporation)   (Primary Standard Industrial        (IRS Employer
                            Classification Code Number)     Identification No.)

                          650 SENTRY PARKWAY, SUITE ONE
                          BLUE BELL, PENNSYLVANIA 19422
                                 (610) 941-2109
          (Address and telephone number of principal executive offices and principal place of business)

             EDWARD C. KELLY, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                TASTY FRIES, INC.
                          650 SENTRY PARKWAY, SUITE ONE
                          BLUE BELL, PENNSYLVANIA 19422
                                 (610) 941-2109
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              MICHAEL BECKMAN, ESQ.
                         BECKMAN, MILLMAN & SANDERS, LLP
                                 116 JOHN STREET
                            NEW YORK, NEW YORK 10038
                                 (212) 406-4700
                              (212) 406-3750 (FAX)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act of 1933, as amended (the "Act"), check the following box: |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Act, check the following box and list the Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 ---------------

                                        CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                                PROPOSED
                                                                 MAXIMUM         PROPOSED
                                                                OFFERING         AGGREGATE         AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE         PRICE PER        OFFERING        REGISTRATION
           TO BE REGISTERED                REGISTERED(1)        SECURITY         PRICE(1)             FEE
---------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value ............     6,470,000          $.35           $2,275,000           $601(2)
---------------------------------------------------------------------------------------------------------------
Total ...................................                                                            $601
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)  Fees previously paid.


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall therefore become effective in accordance with Section 8 (a) of the Act or until this registration statement shall become effective on such date as the commission, acting pursuant to section 8 (a) may determine.


================================================================================

                                TASTY FRIES, INC.
                                   ----------
                              CROSS REFERENCE SHEET


FORM SB-2 ITEM NUMBER AND CAPTION                                  CAPTION IN PROSPECTUS
---------------------------------                                  ---------------------
 1.     Front of registration statement and Outside Front Cover
          Page of Prospectus ...................................   Facing Page of registration statement;
                                                                     Outside Front Cover Page

 2.     Inside Front and Outside Back Cover Pages of
          Prospectus ...........................................   Inside Front and Outside Back Cover
                                                                     Pages

 3.     Summary Information and Risk Factors ...................   Prospectus Summary; Risk Factors; The
                                                                     Company

 4.     Use of Proceeds ........................................   Prospectus Summary; Use of Proceeds

 5.     Determination of Offering Price ........................   Outside Front Cover Page; Use of
                                                                     Proceeds

 6.     Dilution ...............................................   Dilution

 7.     Selling Stockholders ...................................   Selling securityholders and Plan of
                                                                     Distribution

 8.     Plan of Distribution ...................................   Outside Front Cover Page; Risk
                                                                     Factors; Plan of Distribution;
                                                                     Concurrent offering

 9.     Legal Proceedings ......................................   Business--Litigation

10.     Directors, Executive Officers, Promoters and
          Control Persons ......................................   Management

11.     Security Ownership Of Certain Beneficial Owners
          and Management .......................................   Principal Securityholders

12.     Description of Securities ..............................   Prospectus Summary; Risk Factors;
                                                                     Description of Securities

13.     Interests of Named Experts and Counsel .................   Legal Matters; Experts

14.     Disclosure of Commission Position on Indemnification
          for Securities Act Liabilities .......................   Indemnification of Directors and
                                                                     Officers

15.     Organization Within Last Five Years ....................   Not Applicable

16.     Description of Business ................................   Prospectus Summary; Business

17.     Management's Discussion and Analysis or Plan of
          Operation(s) .........................................   Management's Discussion and Analysis
                                                                     of Financial Condition and Results
                                                                     of Operation--Plan of Operation

18.     Description of Property ................................   Business--Property

19.     Certain Relationships and Related Transactions .........   Certain Transactions

20.     Market for Common Equity and Related Stockholder
          Matters ..............................................   Outside Front Cover Page; Risk
                                                                     Factors; Market for Common Equity;
                                                                     Dividend Policy; Description of
                                                                     Securities--Shares Eligible for
                                                                     Future Sale

21.     Executive Compensation .................................   Executive Compensation

22.     Financial Statements ...................................   Financial Statements

23.     Changes in and Disagreements With Accountants on
          Accounting ...........................................   None


               SUBJECT TO COMPLETION, DATED _______________, 2000


PROSPECTUS

                                TASTY FRIES, INC.




     This is an offering of 4,200,000 shares of common stock of Tasty Fries, Inc. We are selling the shares directly and through brokers, but not through an underwriter.

                                   ----------

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5.


================================================================================
                                                      PER SHARE          TOTAL
--------------------------------------------------------------------------------
Public Offering Price ................................  $.35          $1,470,000
Commission ...........................................  $             $
Proceeds to Tasty Fries, Inc. (before expenses) ......  $             $
================================================================================

     There is currently a public trading market for the Shares on the OTC Bulletin Board. Our trading symbol is "TFRY." On August 23, 2000, the reported closing bid price of the common stock was $.41.


                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                      THE DATE OF THIS PROSPECTUS IS , 2000



THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               PROSPECTUS SUMMARY


     Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus, including "Risk Factors" and the financial statements and the accompanying notes, before deciding to invest in our common stock.


                                   THE COMPANY


     Tasty Fries has developed a patented French fry vending machine. We intend to manufacture and market the machine in both domestic and international markets through a combination of exclusive, territorial distributorships and traditional sales to established companies in the vending industry. We may also own and operate machines ourselves. The machines are expected to be located in high-traffic locations that have historically been successful for vending operators, such as universities, airports, bus and train stations, high schools, military bases, industrial locations and recreational venues.

     We have also developed a related potato product for the production of French fries in the machine. Although we have developed our own potato product, we presently intend to purchase a comparable potato product for use in the machine from a third party. This strategic determination is driven by the high costs associated with establishing a production line to produce our own, potato product. At such time as the economics of the business and the success of the machine warrant the capital investment of a production line, we may manufacture our own potato product or license the product to a contract manufacturer.

     Our basic business strategy is to market the machines and the ancillary products that are required to prepare each serving of French fries. These ancillary products include the potato product, vegetable cooking oil and serving cups (with salt and ketchup packets attached). Our long-term profitability and success will depend on the revenue and accompanying profit associated with each and every vended portion sold from our installed base of machines.

     We have registered our name and logo, "Tasty Fries", as a federal trademark on the Supplemental Register and have marketed the machine and ancillary products under that name.

     We are a Nevada corporation with our principal executive offices at 650 Sentry Parkway, Suite One, Blue Bell, Pennsylvania 19422. Our telephone number is (610) 941-2109.


                               SECURITIES OFFERED

Common stock offered by us .............................   4,200,000 shares


Common stock to be outstanding after this offering .....   36,243,902


Use of Proceeds ........................................   Repayment of $900,000
                                                           due Amreet Trading
                                                           Co., LLC and any
                                                           balance for working
                                                           capital.

OTC Bulletin Board Symbol ..............................   "TFRY"

                         SUMMARY SELECTED FINANCIAL DATA


     The following table sets forth summary financial and operating data for Tasty Fries. The income statement and balance sheet data set forth below for the years ended January 31, 1997, 1998, 1999 and 2000, are derived from the audited financial statements included elsewhere in this prospectus. The data for the year ended January 31, 1996 and three months ended April 30, 2000 and 1999 has been derived from unaudited financial statements of Tasty Fries. You should read this information together with the financial statements and the notes to those statements appearing elsewhere in this prospectus.



                                                                YEARS ENDED JANUARY 31,
                                         -----------------------------------------------------------------------
                                            1996           1997           1998          1999            2000
                                         (UNAUDITED)     (AUDITED)      (AUDITED)     (AUDITED)       (AUDITED)
                                         ------------   ----------      ---------     ---------       ----------

INCOME STATEMENT DATA:
  Revenues .........................             -0-           -0-            -0-           -0-            -0-
  Loss before interest Expense .....     $(1,358,030)   (2,173,446)    (4,366,551)   (2,526,245)    (5,368,705)
  Interest expense .................     $    26,458         7,842        629,104       985,879          8,952
  Net loss .........................     $(1,384,488)   (2,172,260)    (4,995,655)   (3,512,124)    (5,377,657)
  Net loss per share ...............     $      (.03)         (.52)          (.82)         (.28)          (.25)

BALANCE SHEET DATA:
  Total assets .....................     $   151,788       203,822        655,876       344,315         30,961
  Working capital (deficit) ........     $  (499,010)     (811,531)      (222,529)     (891,044)    (1,662,873)
  Total liabilities ................     $   980,283     1,368,077      3,211,363     1,331,751      1,993,576
  Stockholders' equity (deficit) ...     $  (824,495)   (1,796,919)    (2,555,487)     (987,436)    (1,962,615)



                                               THREE MONTHS
                                              ENDED APRIL 30,
                                         --------------------------
                                            2000          1999
                                         (UNAUDITED)   (UNAUDITED)
                                         -----------   ------------



INCOME STATEMENT DATA:
  Revenues .........................             -0-           -0-
  Loss before interest Expense .....     $  (963,289)     (585,022)
  Interest expense .................     $    16,618            --
  Net loss .........................     $  (979,908)     (585,022)
  Net loss per share ...............     $      (.03)         (.03)

BALANCE SHEET DATA:
  Total assets .....................     $   212,553       395,781
  Working capital (deficit) ........     $(1,425,436)     (614,195)
  Total liabilities ................     $ 2,061,256     1,131,739
  Stockholders' equity (deficit) ...     $(1,847,973)     (735,781)

                                  RISK FACTORS


     An investment in our common stock is highly speculative and involves a high degree of risk. Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this Prospectus, in evaluating Tasty Fries, our business and prospects before purchasing the common stock.

     WE HAVE REALIZED NO REVENUES WHICH MAKES IT DIFFICULT TO EVALUATE YOUR INVESTMENT. We have operated our business for 9 years and have received no revenues from operations, so you may find it difficult to evaluate our business in making an investment decision. To date we have received all our cash through the sale of equity and debt securities to investors in private placements. We have also received limited funds from down payments made by certain distributors for their distribution rights for the machine and the products. As of July 31, 2000, the amount of all down payments aggregated $406,000. We have utilized the proceeds from the sale of securities and distributor down payments to fund our research and development of the machine and the products, repay debt, satisfy court judgments and court awards and for working capital purposes. We have incurred substantial net losses since 1991 and are still in the development stage.

     WE HAVE A HISTORY OF SUBSTANTIAL LOSSES AND WILL NEED ADDITIONAL CAPITAL. We have incurred net losses of $5,377,657 and $3,512,124 for the fiscal years ended January 31, 2000 and 1999, respectively. To attain any profitability, we must commence commercial production and delivery of the machine and its products to distributors, lessees and independent operators if any, and successfully plan and control costs so as to produce a positive operating margin. There is no assurance that we can do so, and our failure to achieve and maintain profitability could ultimately result in our inability to pay our financial obligations as they become due. If we do not achieve or sustain profitability in the future, we may be unable to continue our operations.


     GOING CONCERN ISSUES IN AUDITOR'S REPORT. The report of our independent certified public accountants accompanying our financial statements set forth elsewhere herein contains an explanatory paragraph that there exists substantial doubt about our ability to continue as a going concern due to our continuing losses and lack of liquidity and capital resources. Unless we can continue to obtain financing from the issuance of common stock and/or through loans until such time as we generate sufficient revenues from operations, as to which no assurances are given; we may be required to cease all operations.


     UNCERTAINTY OF ADDITIONAL FINANCING FOR OUR CAPITAL NEEDS. At January 31, 2000 and 1999, we reported a working capital deficit of approximately $(1,662,873) and ($891,044), respectively. Presently existing capital resources are not sufficient for us to maintain our current and planned operations through the remainder of the fiscal quarter ending October 31, 2000. We have historically funded our operations through a combination of the sale of securities, issuance of stock for services or in settlement of corporate obligations and to a much lesser extent, the down payments of distributors. We are in discussions with several funding sources, and do not know if any will be consummated. Any debt or equity financing, if obtained, may be dilutive to the interests of investors in this offering.

     COMPLETION OF TOOLING; DEPENDENCE ON THIRD PARTIES. We are dependent on third parties to complete our tooling and if they do a poor job, our business could be seriously harmed. We have not and do not intend to establish our own manufacturing operations. We will continue to be dependent upon third parties to manufacture our machines and products, including the potato product. In June 1996, we entered into a manufacturing agreement with a local Pennsylvania electronics company to manufacture the machines. At that time our tooling program was not complete and the contractor was unable to retool and format their facility to accommodate our pre-production and production needs and schedule. We previously had an agreement with Premier Design, Ltd. ("Premier"), a company owned by a former director, Harry Schmidt, to manufacture the machine. Premier could not manufacture the machine in its sheet metal facility and would not expand its facility to accommodate the production line for us.

     At a cost of approximately $270,000, Tasty Fries' unaffiliated contractor has completed the tooling necessary to produce the machines on a commercial basis. In November 1999, we raised $274,000 through a private placement of its securities. We earmarked those monies for payment to the contractor. There is no assurance our New Hampshire contractor will be successful in assembling the machines.


     We have experienced delays in completing our tooling process because of lack of funds to support the program and some distributorships have been cancelled or reacquired. Given the unexpected time which has elapsed since the remaining 7 distributorships were established, should a distributor fail to perform, we would not compel him to do so and we would cancel the distributorship without penalty to ourselves.


     THE RELIABILITY OF OUR MACHINES IS UNKNOWN. We have not produced our products on a commercial basis. If our customers find our products unreliable, our business will suffer. We have operated our machines on a limited basis at trade shows, at previews to the investment banking community, at a limited number of test sites and, in certain instances, by distributors and others in the United States and in foreign countries. The machines are always subject to refinement, adjustment and improvement by us and our trained technical personnel. There is no assurance that the machines will continue to perform in accordance with our expectations over a long period of time.

     NO ASSURANCE OF SUCCESSFUL IMPLEMENTATION OF BUSINESS STRATEGY. We continue to face all of the risks inherent in the growth of a developing business, including among other things, a continuing lack of sufficient working capital to fund development and operations. There can be no assurances that we will ultimately be successful and/or profitable. The purchase of the Shares offered in this prospectus must be regarded by investors as the placing of funds at a high and uncertain risk in a developing business with all of the unforeseen costs, expenses, problems and difficulties to which developing businesses are subject. Investors in this offering may lose all or a substantial part of their investment.

     WE HAVE CHANGED OUR MARKETING PLAN AND THERE IS NOT ASSURANCE WE WILL BE SUCCESSFUL. We previously marketed our French fry vending machine through agreements with distributors, and had never established a clearly defined marketing plan. We intended to utilize these exclusive distributorships to market our machine and products worldwide. Through discussions with consultants and other individuals and companies with experience in the vending business, a decision was made in mid-1995 to change this marketing focus by limiting, if not, ceasing all sales of exclusive distributorships to third parties and possibly reacquiring existing distributorships. It is our present intention to market the machines utilizing large vending companies that have the ability to service and purchase machines or lease them to qualified vending companies on a long-term basis. Additionally, these companies would have the ability to service the machines and order large quantities of products, including potato product from us. We have no agreements with large vending companies. There is no assurance that we can formalize any marketing arrangements or that our marketing efforts will succeed.

     3 Distributorships were cancelled because the distributor failed to make the required downpayment to secure the territory. The 7 existing distributors are required to purchase specified numbers of machines in accordance with the distribution agreement. Failure to purchase machines or honor the terms of the distribution agreement can result in cancellation of the agreement with no refund of the downpayment. Downpayments for the existing distributors ranged from $0 to $100,000. At the time of termination, the distributor must sell any machines in its possession back to Tasty Fries or to another distributor and is forbidden to use the Tasty Fries trademark or market our products. We believe replacement distributors can be found although some loss of machine sales would result during the search period.

     We have reacquired 5 distributorships. 4 of the distributors accepted an aggregate of 750,000 shares of our common stock and $25,000 for surrendering their distributorships. The fifth distributor, California Food and Vending, Inc. returned its distributorship against payment of $1,000,000, 250,000 shares of stock; $350 to be paid for each of the first 500 machines we produce; and $450 thereafter and $.25 for each pound of potato product sold by us.

     PATENT PROTECTION AND PROPRIETARY RIGHTS. A patent was issued by the U.S. Patent and Trademark Office in July 1996 for the machine to Mr. Edward C. Kelly, the inventor, our President, Chief Executive Officer and Chairman of the Board. The patent, prior to issue, was assigned to Premier, a private company owned by Harry Schmidt, a former director, in January 1995 pursuant to the terms of an amendment (the "Premier Amendment") to the Manufacturing Requirements Agreement, between us and Premier (the "Premier Agreement"). The Premier Amendment provided that a one-half (1/2) interest in the patent for the machine is assignable to Tasty Fries upon payment by us to Premier of one-half of the machine's total development cost. Premier accepted 700,000 shares of our common stock in full payment of our obligation to them.


     We have also filed for patent protection under the Patent Cooperation Treaty for the machine in 54 foreign countries. Even if Tasty Fries receives all patents applied for, there can be no assurances given that third parties will not assert infringement claims against us in the future or that others will not infringe upon such patent. The cost of defending or commencing patent infringement litigation is expensive with no assurances as to the outcome of the litigation. If we do not protect our patents and suffer invalidation of our proprietary rights, serious harm will come to our business. Invalidation of our rights may enable competitors to copy important features of our machine design to our detriment. We have a federally registered trademark for its current name and logo, "Tasty Fries," on the Supplemental Register and have been marketing the machine and its products under that name.


     DEPENDENCE ON MANAGEMENT. We are wholly dependent upon the time, talent and experience of Edward C. Kelly, our President and Chief Executive Officer, who exercises control over our day-to-day affairs. Our future success is materially dependent on the continued services of Mr. Kelly and on his ability to attract, motivate and retain highly qualified employees. Mr. Kelly's employment agreement expires on April 30, 2001. The loss of Mr. Kelly's services for any reason could have material adverse effect on our operations. Currently, we do not maintain key-man life insurance on Mr. Kelly or any other employees.


     COMPETITION IN THE MARKET IN WHICH WE COMPETE, MAY MAKE IT DIFFICULT FOR US TO SUCCEED. There are presently 2 companies in the French fries vending business, operating on a commercial vending basis. Ore-Ida International operates in the United States with a vending machine which incorporates a convection oven to produce its product. TEGE/Vendotech markets a vending machine in Europe using a hot oil system. Ore-Ida has installed approximately 500 machines; TEGE/Vendotech no machine. As of the date of this prospectus, we have no machines installed and no market share. Both Ore-Ida and TEGE have substantially greater financial resources to obtain market share for their products.


     OUR CERTIFICATE OF INCORPORATION AUTHORIZES THE ISSUE OF PREFERRED STOCK THAT COULD PRESENT A RISK TO SHAREHOLDERS. Our directors are authorized to issue preferred stock and fix the voting powers, designations, preferences and other rights. We may issue one or more series of preferred stock in the future that will have preference over the Shares offered hereby with respect to the payment of dividends and upon its liquidation, dissolution or winding up or have voting or conversion rights which could adversely affect the voting power and percentage ownership of the holders of the preferred stock and common stock. These designations could also include rights which would enable preferred shareholders to deter or delay a takeover attempt which could result in higher value for common shareholders.


     APPROXIMATELY 12 MILLION OR 40% OF OUR TOTAL OUTSTANDING SHARES ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE NEAR FUTURE. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL. As of August 18, 2000, we had 32,043,202 shares of common stock issued and outstanding. Some of such shares of common stock will become eligible for public sale at various times, subject to compliance with an exemption from the registration requirements of the Act, such as Rule 144 or Rule 144A or earlier registration under the Securities Act of 1933, as amended (the "Act"). Sales of substantial amounts of shares of common stock in the public market could adversely affect the market price of our common stock and could impair Tasty Fries' future ability to raise capital through an offering of equity securities. On the effective date of this prospectus, 9,793,588 shares, including the shares offered by selling shareholders will be eligible for sale; 6 months after the date of this prospectus, 2,100,000 shares will be eligible for sale and 909,000 shares 12 months after the date of this prospectus.


     PENNY STOCK REGULATION. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our securities become subject to the penny stock rules, investors may find it more difficult to sell our securities.



                           FORWARD-LOOKING STATEMENTS

     In this prospectus, we make statements about our future financial condition, results of operations and business. These are based on estimates and assumptions made from information currently available to us. Although we believe these estimates and assumptions are reasonable, they are uncertain. These forward-looking statements can generally be identified because the context of the statement includes words such as may, will, except, anticipate, intend, estimate, continue, believe or other similar words. Similarly, statements that describe our future expectations, objectives and goals or contain projections of our future results of operations or financial condition are also forward-looking statements. Our future results, performance or achievements, could differ materially from those expressed or implied in these forward-looking statements, including those listed under the heading "Risk Factors" and other cautionary statements in this prospectus.


                                 USE OF PROCEEDS

     We will receive net proceeds of approximately $1,260,000 if all the common stock offered is sold at the price listed. We cannot assure you that we will sell any common stock or receive any proceeds. We are selling this common stock on a continuous, no minimum basis. We will use any proceeds received towards the payment of a $900,000 obligation due Amreet Trading Co., LLC (See "Plan of Operations--Recent Event") and the balance for working capital.


                                 DIVIDEND POLICY

     Tasty Fries has never paid a cash dividend on its common stock and does not expect to pay a cash dividend in the foreseeable future. The Board of Directors intends to retain all future earnings, if any, for use in the Company's business. See "Risk Factors--No Dividends".


                                 CAPITALIZATION


     The following table sets forth (1) as of April 30, 2000, the capitalization of Tasty Fries and (2) the capitalization on an "As Adjusted" basis, which reflects the sale of the 4,200,000 common shares offered by us at the public offering price of $.35 per share, and the receipt of estimated net proceeds of $.30 per share.


                                                                                 AS OF APRIL 30, 2000
                                                                            -----------------------------
                                                                              ACTUAL          AS ADJUSTED
                                                                            -----------       -----------
STOCKHOLDERS' EQUITY:
  Common stock--$.001 par value; 50,000,000 shares authorized;
    30,004,000 shares issued and outstanding ..........................          30,004            30,004
  Common stock to be issued ...........................................                             4,200
  Additional Paid-in Capital ..........................................      20,323,597        21,579,397
  Retained Earnings (loss) ............................................     (22,201,574)      (22,201,574)
  Total Stockholders' Equity ..........................................      (1,847,973)         (587,973)
  Total Capitalization ................................................      (1,837,973)         (577,973)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION



PLAN OF OPERATION


     Our basic business model is to market the machines and the ancillary products that are required to prepare each serving of French fries. These ancillary products include the potato product, vegetable cooking oil and serving cups (with salt and ketchup packets attached). Our long-term profitability and success will to a significant degree depend on the revenue and accompanying profit to us associated with each and every vended portion sold from our installed base of machines. We are currently in negotiations with a supplier for the potato product.

     With that business model in mind, our current plan of operation is to manufacture an initial quantity of 25 machines. The parts, sub-assemblies and service aspects of the machines are being inspected, tested and being made field ready. Effort is being made not to produce prototypes but to incorporate designs into the machine which are needed for mass production. Underwriter's Laboratory approval of the machines is expected in August, 2000 with installation of the first 25 machines to follow the approval. We will own and operate all 25 machines. Tasty Fries intends to place the majority of the machines in locations within 200 miles of Portsmouth, New Hampshire area.

     We believe that, once in full production, the business cycle of Tasty Fries will allow us to operate in a cash positive fashion. We plan to require a significant advance payment from our customers with receipt of each order; therefore providing a good portion of the capital necessary to fund the procurement of essential component parts for machine production. If we are incorrect in this assumption, our capital needs for manufacturing may be greater than currently anticipated. In this event, we will seek to raise additional funds. There can be no assurances given that any funding, including that which may be required to be advanced, will be available or if available, on terms satisfactory to Tasty Fries.

     We believe we will be successful in placing 25 machines in operation by September 2000. Upon installation of the machines, we anticipate receiving orders from distributors and customers. Orders for machines will be accompanied by downpayments and we believe financing sources, other than the sale of equity, will also be available. A production schedule can be organized to make use of downpayments in the production of the machines.




RECENT EVENTS


     On October 5, 1999, pursuant to a promissory note, we borrowed $900,000 from Amreet Trading Co., LLC. Repayment of the sum was due June 30, 2000 with interest at 18% per annum. Amreet has extended the due date to December 31, 2000. Prior to borrowing the money from Amreet, we had no prior relationship with Amreet. The proceeds of the loan were used to pay in full our obligation to California Food and Vending, Inc. In November 1999, 5 investors purchased notes of the Company in the principal amount of $274,000. In January 2000, holders of the notes converted them into 1,570,000 shares of common stock. We lease a 2,500 square foot office in an industrial park in Portsmouth, New Hampshire on a month to month basis at a rent of $850 per month.




LIQUIDITY AND CAPITAL RESOURCES


     Since our inception, we have realized no revenues from operations and have relied almost exclusively on stockholder loans, limited distribution deposits and sales of securities to raise working capital to fund operations. At January 31, 2000 the Company had approximately $10,703 in cash.

     As of August 18, 2000, 32,043,202 shares were outstanding, of which transfer on 12,802,588 shares were restricted. On the effective date of this prospectus, 9,793,588 shares, including the shares offered by selling shareholders will be eligible for sale; 6 months after the date of this prospectus, 2,100,000 shares will be eligible for sale and 909,000 shares 12 months after the date of this prospectus.

     In June 1997, we received $1,000,000 from three non-"U.S. Persons", as defined in Regulation S, in exchange for notes convertible into our common stock. We completed the financing pursuant to Section 903(C)(2) of

Regulation S under the Securities Act of 1933. Under the terms of the financing, we issued 1,142,857 shares of common stock to be held in escrow, pending the potential conversion of notes. The notes bore interest at 7% annually and had a maturity date of May 14, 2000. In connection with the financing, we also issued 250,000 common stock purchase warrants. The notes were subsequently converted into 2,180,280 shares of our common stock at conversion prices ranging from $.34 to $.54. The warrants expired without being exercised.

     In November 1997, in a separate transaction, we received $1,600,000 from six "non-"U.S. persons", as defined in Regulation S, in exchange for notes convertible into our common stock. We completed the financing pursuant to
Section 903(C)(2) of Regulation S under the Securities Act of 1933. We issued 2,400,000 shares of common stock to be held in escrow, pending the potential conversion of notes. The notes bore interest at 6% annually and had a maturity date of November 5, 2000. In connection with the financing, we also issued 720,000 common stock purchase warrants. The notes were subsequently converted into 4,105,870 shares of our common stock at conversion prices ranging from $.32 to $.49. The warrants expired without being exercised.


     In January 1998, we and a private investment corporation, a former investor in the Company from April 1996, terminated the stock purchase agreement that had been the basis for the original investment in 1996, due to lack of performance on the investor's part.

     In April 1998, we entered into an agreement to receive $1,500,000 in proceeds from the sale of restricted stock to a U.S. corporation. We issued 3,000,000 shares of common stock as consideration. We also issued warrants to purchase 1,500,000 shares of common stock at an exercise price of $1.90; the warrants expire April 12, 2001. We also issued 150,000 shares of restricted stock as a commission on the transaction. We and the investor entered into an escrow agreement for this transaction and the shares were issued into escrow, pending funding. As of January 31, 2000 we received $1,050,000 of the total $1,500,000 financing and 2,100,000 of the total 3,000,000 shares have been released.


     Although we estimated that the April 1998 financing would allow us to proceed with our current plan of operation, we will need to raise additional capital to enter into full scale production. It is highly unlikely that we will be able to generate a sufficient amount of cash to support our operations during the 12 months following the date of this prospectus, unless we obtain the necessary funds from the sale of debt and/or equity during such period. Based upon our past ability to secure financing, we believe that we can obtain funding but are unable to predict with any certainty the amount and terms of the financing.

     Subsequent to January 31, 1999, we issued additional shares and warrants to purchase common stock to various parties as payment for services rendered. We intend to continue this practice. These transactions included the following:


     a.   1,810,000 freely tradable shares for legal services;

     b.   1,150,000 freely tradable shares for consulting services;

     c.   400,000 freely tradable shares for compensation;

     d. 250,000 restricted shares for consulting services canceled or returned due to non performance;

     e.   462,500 restricted shares issued for consulting services.


     In our fiscal year ending January 31, 2000, we received $752,000 through the sale of 2,808,482 shares of our common stock and $900,000 through the sale of an 18% note now due December 31, 2000.

     No definitive plans have been formulated for capital expenditures. We anticipate we will outsource production of our products.



RESULTS OF OPERATIONS, THREE MONTHS ENDED APRIL 30, 1999 AND 2000

     We had no revenue for the three months ended April 30, 1999 and 2000. From April 30, 1999 to 2000, travel and entertainment expenses increased 76% from approximately $17,600 in 1999 to approximately $31,058 in 2000 due primarily to increase travel to New Hampshire to complete production of the first 25 machines. Consulting expenses increased 83% from approximately $105,000 in April, 1999 to approximately $192,540 in April, 2000.

The increase in consulting expenses was due to increased dependency on third party consultants to provide financial, business and marketing expertise. Payroll and payroll taxes decreased 1% from approximately $101,031 in April, 1999 to approximately $99,919 in April, 2000. The decrease in payroll and payroll taxes resulting from one employee leaving the Company. Legal fees increased 103% from approximately $77,700 in April, 1999 to approximately $157,985 in April, 2000 due to the additional filings with regulatory agencies.


RESULTS OF OPERATIONS, FISCAL YEARS ENDED JANUARY 31, 1999 AND 2000

     We had no revenue for the fiscal years ended January 31, 1999 and 2000. From fiscal 1999 to 2000, travel and entertainment expenses decreased 9% from approximately $57,656 in 1999 to approximately $52,434 in 2000 due primarily to a reduction in air travel. Consulting expenses increased from approximately $172,600 in fiscal 1999 to approximately $1,737,432 in fiscal 2000. The increase in consulting expenses was due primarily to increased dependency on third party consultants to provide financial, business and marketing expertise and also a reduction in the number of employees. Payroll and payroll taxes decreased 31% from approximately $573,815 in fiscal 1999 to approximately $395,700 in fiscal 2000. The decrease in payroll and payroll taxes resulted primarily from reduction of the number of employees. Legal fees increased 220% from approximately $200,750 in fiscal 1999 to approximately $641,575 in fiscal 2000 due to the defense of various lawsuits and additional filings with regulatory agencies.



RESULTS OF OPERATIONS, FISCAL YEARS ENDING JANUARY 31, 1998 & 1999

     We had no revenues for the fiscal years ended January 31, 1998 and 1999. From fiscal 1997 to 1998, travel and entertainment expenses decreased approximately 61% from approximately $147,372 in 1997 to approximately $57,656 in 1998 primarily due to significant decrease in business related travel. Consulting expenses decreased from approximately $1,159,964 in fiscal 1997 to $172,600 in fiscal 1998. The decrease in consulting expenses was primarily due to our reduced dependence on consultants to provide financial, business and marketing expertise. Payroll and payroll taxes decreased approximately 10% from approximately $640,267 in fiscal 1997 to approximately $573,814 in fiscal 1998. The decrease payroll and payroll tax expense resulted primarily from the release of personnel in 1998. 2 employees were released in 1998. One employee found the commute from New York too time consuming and the director of manufacturing was let go when manufacturing was out-sourced. Severance pay included $25,000 and 300,000 shares of free trading stock. The decrease in personnel has not affected our operations. We believe, although it cannot be assured, that we have made significant inroads in stabilizing our operating and overhead costs and should be able to move forward with our business plan as discussed herein.

     For our year ending January 31, 1998, 4 persons received restricted stock and warrants for consulting services primarily relating to production of the machine. These persons included L. Eric Whetstone (25,000 shares); Mordechai Book (5,000 shares and 10,500 three year warrants @$1.90); Rose Marie Fox (47,500 shares and 106,500 three year warrants @$1.90); and Andreas Tobler (30,000 shares and 30,000 three year warrants @$1.90). All these persons are unaffiliated with the Tasty Fries except that Mr. Whetstone and his affiliates own approximately 12.7% of our company.

                                    BUSINESS



GENERAL


     We incorporated as a Nevada corporation in 1985 and have developed a patented French fry vending machine. We intend to manufacture and market the machine in both domestic and international markets through a combination of exclusive, territorial distributorships and traditional sales to established companies in the vending industry. We anticipate selling the vending machines for $9,000 each. We may also own and operate machines ourselves. The machines are expected to be located in high-traffic locations that have historically been successful for vending operators, such as universities, airports, bus and train stations, high schools, military bases, industrial locations and recreational venues.

     We have developed a related potato product for the production of French fries in the machine. Although we have developed our own potato product, we are in negotiations to purchase a comparable potato product for use in the machine from an unrelated third party. The reason to seek outside sources is primarily financial. The cost to add a back end proprietary cutter to the potato drying line is estimated in excess of $300,000. In addition, we would be required to order a minimum quantity of potatoes that would be beyond our needs. Our decision to outsource the production of the potato product is unrelated to our settlement agreement with California Food & Vending, a prior distributor.

     Our basic business strategy is to market the machines and the ancillary products that are required to prepare each serving of French fries. These ancillary products include the potato product, vegetable cooking oil and serving cups (with salt and ketchup packets attached). Our long-term profitability and success will depend primarily on the revenue and the accompanying profit associated with each and every vended portion sold from our installed base of machines. We have registered our name and logo, "Tasty Fries", as a federal trademark on the Supplemental Register and have been marketing the machine and ancillary products under that name.

     We expect to place our first 25 machines in operation by September 2000 and commence commercial production in our third quarter.




DESIGN AND MANUFACTURING


     In 1992, persons then associated with Tasty Fries filed a U.S. patent application with respect to a device for the vending of fresh French fried potatoes (the original machine). We received assignment of the application on October 9, 1992. In January 1993, we entered into a manufacturing agreement with Premier Design, Ltd. ("Premier") for the production of our original vending machine (the "Premier Agreement"). The Premier Agreement provided that Premier would refine and manufacture the original machine. The Premier Agreement called for us and Premier to share the development costs of the project; the costs were to include design, engineering and initial manufacturing costs projected over the initial quantity of production machines. The Premier Agreement also provided for Premier to manufacture any additional or similar machines for us. The Premier Agreement could not be terminated by either party so long as Premier provided the machines as required by us. Pursuant to the terms of the Premier Agreement, the first production machines was to occur by June 15, 1993.

     As one element of the process undertaken by Premier, an engineering review of the machine was performed. Mr. Harry Schmidt, president of Premier, retained the services of Mr. Edward C. Kelly to perform said evaluation. In February 1993, Mr. Kelly submitted the findings of his evaluation. Mr. Kelly's study found the device failing to perform as anticipated and his review identified significant and numerous mechanical and design problems. Mr. Kelly and Premier's recommendation to prior management was to abandon plans to develop the original machine. Prior management, none of whom are presently connected with us, believed they had developed a viable production model French fry vending machine. They decided to abandon the original device. We retained Premier to design and develop a machine based on new and different technology. Mr. Kelly and Premier began the process of designing a new machine in March 1993.

     Premier is a private company owned by Mr. Schmidt. Mr. Schmidt was appointed to our Board of Directors in May 1993, but did not stand for reelection to the Board in September 1995. At the time of the original Premier

Agreement, neither Mr. Schmidt nor Mr. Kelly had any affiliation with us. Edward
C. Kelly joined us as Executive Vice President in January 1994 and was subsequently appointed to our Board of Directors in February 1994. In June of 1994, he was named our President.


     In December 1994, after completing much of the design and development of the new machine, the partners amended the original manufacturing contract (the "Premier Amendment"). The Premier Amendment described the terms under which Premier would manufacture the 10 prototype models of the new machine and begin manufacture of the production units.

     In July 1996, a U.S. patent was issued in Mr. Kelly's name for the machine. Mr. Kelly assigned the patent rights for the machine to Premier based upon the terms of the Premier Amendment and the express understanding between Premier, ourselves and Mr. Kelly (individually) that: (a) upon issuance, Mr. Kelly would assign a 100% interest in the patent to Premier as consideration for the significant funds expended by Premier in the development of the machine; (b) Premier would immediately assign to us a 50% interest in the patent upon payment to Premier by us of one-half of the total development costs.

     Our 50% share of the development costs were later determined to be $650,000 (not including the $350,000 paid by us for the 10 prototype machines). Premier accepted 700,000 shares of our common stock in full payment of our obligation to them. Premier will also receive $250 per machine manufactured by a third party.

     In the Spring of 1996, Premier and Tasty Fries agreed that Premier would be unable to manufacture the machines under the terms of the Premier Amendment. Premier could not manufacture the machine in its sheet metal facility and would not expand its facility to accommodate the production line for us. On June 17, 1996, we announced our intention to award the manufacturing contract for the machine to S&H Electronics of Robesonia, Pennsylvania ("S&H"), an unaffiliated third party, and subsequently entered into a non-exclusive manufacturing agreement with S&H for such purpose. S&H is a contract-manufacturer which specializes in the assembly and testing of electromechanical assemblies and equipment. Subsequently, the contract was cancelled. At that time our tooling program was not complete and the contractor was unable to retool and format their facility to accommodate our pre-production and production needs and schedule. In January, 2000, we opened an assembly facility in Portsmouth, New Hampshire and hired sub-contractors to produce the first 25 units.




PRE-PRODUCTION TOOLING


     The pre-production tooling stage for the machine is a critical element of the process of getting the machine into commercial production. Consider that the Tasty Fries device is comprised of approximately 3,100 individual parts. A portion of these parts are basic, "off-the-shelf" manufacturing components such as hardware, lighting and electrical components. However, approximately 75% of the components are customized parts that require a subcontract supplier to manufacture specifically for Tasty Fries. Because of the costs associated with manufacturing these custom-designed parts, the most critical components have been designed to be tooled, molded or cast by the various suppliers. While very costly and time-consuming in the front-end of a project, the tooling of various component parts will: (a) ensure the consistency and quality of the machine's critical parts and (b) greatly reduce the unit costs of both the individual parts and the overall machine, as production volume increases. As with our overall business plan, the tooling process itself was delayed over the past 12-18 months due to the lack of capital available to complete the process.


     The pre-production tooling stage is complete. We are considering, but have not made a determination to produce at table top model of the machine. Modifying the existing machine for table top use and ordering tooling would cost approximately $200,000 to $300,000. Customized parts will be marketed to operators of the machine, be they owners or leasees. No third parties will have any interest in the sale of the parts. We are unable to estimate when sale of the parts might commence but when they do, revenues are not expected to be significant.



THE MACHINE

     The machine is designed to produce quality, freshly-made French fries utilizing a unique method that automatically converts a dehydrated potato product into re-hydrated potato mix, delivers this mix into a proprietary forming and cooking cycle, and finally into complete, high-quality, freshly-made French fries. The potato product can be stored at room temperature, has a shelf-life of between 12 and 24 months (depending on storage conditions), requires no refrigeration or freezing, and occupies less storage space than frozen fries, thereby offering greater storage capacity than competing technologies which use frozen French fries. The French fries are delivered to the consumer in a 4-ounce serving of 32 French fries. From the time currency is deposited, the total vend time for an order of fries from the final production model machine is estimated to be approximately one and one-half minutes. The utilization of a state-of-the-art combination of computer driven mechanics makes this possible. Attached to the bottom of the vended cup are individually prepackaged portions of ketchup and salt.

     The design of the machine involves the use of a vegetable oil enabling the process to deliver a cholesterol-free product. Each vend contains French fries which are crisp and golden brown. The quality of the product is consistently uniform in each vend. The machine has the capacity to produce 500 vends before any refill of potato product or other ingredient is required. The machine is computer-controlled and communicates with the consumer from the time the money is deposited into it until the time the vended cup of fresh French fries is delivered. The machine can accept dollar bills, coins or any combination thereof, depending on the vend charge, which can be changed at anytime by simply reprogramming the currency mechanism.


     The machine currently requires a 220-volt electrical connection (although we plan for production models of the machine to require a 110 volt connection) and is equipped with modern computer technology using microprocessors and sensors. If the machine operator desires, the machine can communicate with a central data base, via modem, to make available immediate information on product levels, service issues or currency levels. The machine's cash management program enables it to monitor the cash position at any time and the amount of vends, which allows for spontaneous and immediate cash reporting to the vending operator.

     Design of the machine permits onsite repairs without the necessity of returning it to the manufacturer. We anticipate that ongoing maintenance will be limited, and the majority of an operator's labor expenditures will involve the replenishment of products into the machines. As required, the operator will replace cooking oil and restock cups (with condiment packages attached). The operator will also change water unless the machine is directly attached to a plumbing supply. The frequency of restocking the machine depends completely upon the number of vends dispensed daily.

     Two certifications that will provide independent confirmation of the uniform quality of our product--Underwriter's Laboratory ("UL") and National Automatic Merchandising Association. We have undergone preliminary testing from UL and our pre-production models have met with their approval. However, neither group will award certification pending examination of commercial production. We expect to receive approvals with commercial production.




THE POTATO PRODUCT


     Our French fries have been tasted by hundreds of people at trade shows and or by visitors to our offices for a sampling of our product. There has been a consistent high degree of satisfaction by our customers.


     Our potato product for use in the machine was developed in 1995 by a third party contractor. We estimate that the cost to establish a manufacturing line to produce the potato product is significant. Due to the considerable costs involved and the current availability of another potato product that is comparable with our potato product for use in the machine, we do not currently intend to establish a manufacturing line for the production of its own product. See "Availability of Raw Materials".



MARKETING


     We have historically marketed the machines and the products exclusively through territorial distributorships. We currently intend to market our products in both domestic and international markets through a combination of exclusive, territorial distributorships and traditional sales to established companies in the vending industry. We may also own and operate machines ourselves.


     The existing distributorship agreements vary from territory to territory, but essentially require an up-front payment and minimum annual payments usually over the life of the contract. Most distributors must also pay a specified sum per machine purchased as a credit toward the minimum annual payments. Most distributorship agreements require a minimum number of machines to be purchased per year.


     We have sold or granted an aggregate of 15 territorial distributorships. In the course of normal business, some of these distributorships have been reacquired by us and others have been terminated due to default on behalf of the distributor. There are currently 7 distributorships which have not been terminated or reacquired. The 7 territorial distributors include: (1) Texas; (2) Pennsylvania; (3) Brazil; (4) New Jersey; (5) Maryland, Delaware and Virginia;
(6) New England states; and (7) Quote Media.com representing 15 European countries. Purchasers of distributorships were required to make non-refundable deposits ranging from $0 to $100,000. The distributor's obligations to make further payments, after tendering the initial deposit required upon execution of the distributorship agreement, are conditioned on our ability to ship our machines and related products. We believe that once commercial production of machines is commenced and distributors notified and required to place orders for machines, some of our distributors may be financially unable to do so or may simply elect not to purchase machines and effectuate their respective agreement.

     We have retained the services of Claridge Capital Corporation to assist with the Marketing and Sales of the machine. Claridge had been instrumental in developing and maintaining our web site (www.tastyfries.com) and introducing us to the marketplace. A definitive contract with Claridge has not yet been finalized.




CALIFORNIA FOOD & VENDING, INC.

     In May 1991, we entered into a joint venture agreement with California Food & Vending, Inc. ("CFV"), another vending and food service company with a high interest in the research and development of a French fry vending machine. The companies planned to work together in the manufacturing and marketing of a French fry machine. Disputes arose between the parties, litigation was instituted by CFV and in July 1999 the disputes were settled and the litigation dismissed. Pursuant to the settlement agreement, we regained our distributorship rights for the State of California; agreed to pay CFV the sum of $1,000,000 which has been paid; issue 250,000 shares of our common stock to CFV; and CFV will receive $350 for each of the first 500 machines produced and $450 thereafter and $.25 for each pound of potato product sold by Tasty Fries.



LEASE FINANCING


     In September 1996, we entered into a vendor agreement (the "Vendor Agreement") with Forrest Financial Corp., a leasing company, to provide lease financing to distributors and others who may wish to lease machines rather than purchase them outright. The Vendor Agreement provides that up to $15 million is to be available to qualified lessees for this purpose. Tasty Fries believes that lease financing is an important element of its strategic plan, as leasing is a very prevalent financing structure used in the vending industry. As of the date of this prospectus, no party has entered into an agreement to lease the machine.




COMPETITION

     The technology in our machine has been awarded U.S. patent #5,537,916 issued June 23, 1996. Other attempts of bring a French fry vending machine to market have not utilized our patented technology. Our process of using dehydrated potato is the difference between us and the competition. Most attempts use either a frozen or pre-cooked potato and are heated by microwave or convection oven. Our patented process is unique and we believe produces the best tasting product.

     We face competition from other suppliers of French fries, including fast food outlets. We are aware of other companies which have test marketed French fry vending machines or are in the process of developing such machines. Certain of the companies may be viewed as competitors or may become competitors in the future and have more capital and greater resources than us. We are aware of at least three competitors in the French fry vending machine business: Ore-Ida, TEGE and Vendotech.

     Ore-Ida, a U.S. based major manufacturer and distributor of frozen potato products, has developed a machine that uses frozen, precut French fries which are heated by a hot-air system. Ore-Ida has spent many years and considerable capital in the development of their machine. They have been marketing their machine domestically and abroad for a number of years. Ore-Ida has produced 500 machines of which approximately 100 are installed in the United States and Europe. Vendotech, a European company, also utilizes a frozen, precut French fry which it cooks in oil. Vendotech has a marketing alliance with McCain, a large Canadian potato producer. Vendotech has no readily available information regarding placement or performance of their machines. TEGE uses a dehydrated potato powder, which is formed into French fries, and cooked in oil. TEGE installed one machine in a department store in Europe but subsequently removed it due to technical difficulties. TEGE's current marketing strategy is focused on four primary European markets. Ore-Ida, Vendotech and TEGE have substantially greater financial resources to obtain market share for their products.


     By the end of September, 2000, we expect to have our first 25 machines installed. Our installations will represent a minimum market share. We believe, although no assurances are given, that due to current demand for French fried potatoes, that there may be additional competition in the future in the area of French fry vending.




AVAILABILITY OF RAW MATERIALS


     The raw materials or inputs used by the machine in the production of each serving of fries are: potato product, cooking oil, water and serving cups (with ketchup and salt packets attached to the bottom). We believe that the oil, condiments and serving cups used in the dispensing of French fries are readily available from its current suppliers. In the event that one or more of these materials were to be unavailable from a current supplier, we are confident that comparable substitute products would be available from other suppliers. We presently purchase potato product from 2 unrelated sources. We currently have no contract (exclusive or otherwise) or licensing rights to purchase the potato product from any supplier. We may in the future elect to enter into the production of our own potato product or enter into contract manufacturing for same. See "Potato Product."




PATENTS AND PROPRIETARY RIGHTS


     The machine's inventor, Edward C. Kelly, is our President and Chief Executive Officer and received a patent from the U.S. Patent and Trademark office in July 1996. In addition, the Company is seeking, but has not yet received, patent protection in Canada, Japan, Israel, Brazil and the European Patent office (which currently represents 17 European countries). The Israel patent has been granted; we are awaiting examinations of the European and Brazil applications; the Canada and Japan applications have been deferred, we can't estimate when these patents will be granted.


     We intend to seek patent, trademark and related legal protection in the future where we deem the same to be beneficial. However, legal protections and precautions do not prevent third party development of competitive products or technologies. There can be no assurance that the legal precautions and other measures taken by us will be adequate to prevent misappropriation of our proprietary technology. Notwithstanding the foregoing, we do not intend to be solely dependent upon patent protection for any competitive advantage. We expect to rely on our technological expertise and the early entry into the marketplace of our machine and products to further enhance our position as a leader in the field and protect our technologies.



GOVERNMENTAL APPROVALS AND REGULATIONS


     The machine was designed and developed in consideration of applicable governmental and industry rules and regulations. We believe that the machine's design complies with National Sanitation Foundation ("NSF") guidelines as well as Underwriter's Laboratory ("UL") standards. The machine will receive UL and NSF approvals prior to sale and installation. We have requested that the machine be inspected and expect to have the machine inspected by various regulatory agencies during the production process but prior to sale and installation. In this regard, we have begun the process of obtaining UL certification. We are also seeking certification from the National Automatic Merchandising Association ("NAMA"). We have been advised that all certifications and approvals should be applied for upon commercial production and approvals cannot be issued until that time. We believe, although no assurance is given, that the required approvals from UL, NAMA and the various regulatory agencies are obtainable and are not currently aware of anything that will delay the necessary approvals.

     We are not aware of and do not believe that there are any specifically applicable compliance requirements under state or federal environmental or related laws relating to the manufacture and operation of the machine.



RESEARCH AND DEVELOPMENT COSTS

     For the fiscal years ended January 31, 2000 and 1999, we incurred $144,403 and $460,417, respectively, in costs and expenses relating to the research and development of its machine.

     We could incur additional research and development costs over the next year should we introduce a table top model of our French fry vending machine. No decision has been made regarding introduction of such a model. Projected costs to design, develop and manufacture this model should not exceed $300,000 as much technology can be transferred from the standard vending machine.



PERSONNEL


     As of April 30, 2000 we had a total of 5 full-time employees. Additional employees are expected to be hired during the next 12 months if the company's proposed plan of operation is successful and there is sufficient cash flow from operations, if any, which remains constant to support the additional expense. If hired, additional employees may include a director of marketing, a chief financial officer, and sales and marketing personnel. At the present time, we are unable to estimate the number of employees we may require during the next 12 months.




PROPERTIES


     Tasty Fries owns no significant properties. Since June 1994 we have leased executive office space at the premises located at 650 Sentry Parkway, Suite One, Blue Bell, Pennsylvania 19422. Our current lease commitments total approximately $2,085 per month until May, 2001. At the present time, management believes that this office space is sufficient; however, we may require additional space during the next 12 months. We also rent 2,500 square feet of space in an industrial park in Portsmouth, New Hampshire on a month to month lease at $850 per month.




YEAR 2000 READINESS DISCLOSURE

     The Year 2000 compliance issue has not impacted us in any meaningful way.



LEGAL PROCEEDINGS


     On August 28, 1996, we, Edward C. Kelly and Premier were added as defendants to a civil law suit in the Riverside County Branch of the Superior Court of the State of California brought by Prize Frize, Inc., William Bartfield and Larry Wirth. The suit also named as defendants approximately 25 other parties, all allegedly involved, in some manner, in the pursuit of the French fry machine concept and/or business. The case was removed to Federal Court. We successfully moved for dismissal of the claim on behalf of ourselves and Mr. Kelly; the case was dismissed on June 2, 1997. The dismissal was reversed on appeal by the Federal Court and the case was remanded to State Court. The plaintiffs' claim against Tasty Fries was severed. The claims against Edward C. Kelly and Premier were dismissed. The claim brought by Prize Frize asserts that Tasty Fries has usurped its trade secrets by developing a French fry vending machine which utilizes the Basic American Food potato product. Tasty Fries denies the allegations and is vigorously defending the litigation. It is the opinion of the company's counsel that Prize Frize's lawsuit lacks merit and that Tasty Fries will prevail.

                            MARKET FOR COMMON EQUITY


     Our common stock is quoted on the OTC Bulletin Board, under the symbol "TFRY". The following table sets forth the highest and lowest bid prices for the common stock for each calendar quarter during the last two years and subsequent interim periods as reported by the National Quotation Bureau.


     The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.



        FISCAL 1998                                HIGH BID       LOW BID
                                                   --------       -------
          First Quarter .........................     .95           .51

          Second Quarter ........................     .85           .45

          Third Quarter .........................    1.30           .38

          Fourth Quarter ........................     .59           .32

        FISCAL 1999

          First Quarter .........................     .87           .25

          Second Quarter ........................     .78           .42

          Third Quarter .........................     .84           .35

          Fourth Quarter ........................     .73           .34

        FISCAL 2000

          First Quarter .........................     .73           .38

          Second Quarter ........................     .60           .34

     On August 23, 2000, the closing bid price of the common stock on the OTC Bulletin Board was $.41. As of March 15, 2000 there were approximately 1,155 shareholders of record. We have never paid or declared any dividends on its common stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings to fund the development and growth of our business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     Our current directors will serve until the next annual (or special in lieu of annual) meeting of shareholders at which directors are elected and qualified. Names, age, period served and positions held with us are as follows:



      NAME                                      AGE             POSITIONS WITH COMPANY
      ----                                      ---             ----------------------
      Edward C. Kelly ....................      63      President, Chief Executive Officer, Treasurer
                                                          and Chairman of the Board**
      Leonard J. Klarich .................      65      Vice President, Secretary and Director**
      Jurgen A. Wolf .....................      65      Director**
      Ian D. Lambert .....................      54      Director
      Kurt R. Ziemer .....................      44      Director

-----------

**   Member of the Executive Committee of the Board of Directors

     Edward C. Kelly--Mr. Kelly has been President since June 10, 1994, and a director since April 1994. He was appointed a member of the Executive Committee on September 18, 1995, and Chairman of the Board of Directors in June 1996. From January 1994 until June 10, 1994 he was Executive Vice President. Mr. Kelly has been involved in the engineering and design of the machine since 1993 and was awarded a U.S. patent in July 1996. Mr. Kelly owned and operated Mega Products Corporation, a subcontract manufacturing company, from 1970 through 1994. Mega serviced companies including IBM, GE, Dupont, Gulf & Western and Kulick & Soffa.

     Leonard J. Klarich--Since September 1995, Mr. Klarich has been a director and also was a consultant from March through May 1996. Mr. Klarich was retained as Executive Vice President in June 1996 to assist in the day to day operations, with specific emphasis on distribution networks, distributors and marketing. In June 1997, his title was changed to Vice President. He was also appointed Secretary in June 1996. Mr. Klarich was Chairman of the Board of K & D, a high-tech graphic design company located in Woodland Hills, California until early 1996. From 1976 to 1989 he owned and operated Avecor, Inc., a plastics manufacturing company with revenue in excess of $40 million upon his sale of the company. Prior thereto, he spent a number of years as a chief operating officer of companies in need of turnaround due to financial concerns.

     Jurgen A. Wolf--Mr. Wolf has been a director and a member of the Executive Committee of the Board of Directors since September 18, 1995. Since 1983, he has been President of J.A. Wolf Projects Ltd., a private Vancouver company engaged in commercial and industrial contracting. From August 1992 to March 1993, Mr. Wolf was a director of Yukon Spirit Mines Ltd. (currently known as Gainey Resources Ltd.). Mr. Wolf is also a director of four Canadian public companies, which include: Consolidated Gulfside Industries, Ltd., Shoreham Resources, Ltd., U.S. Oil Inc. and Key Capital Group, Inc.

     Ian D. Lambert--Mr. Lambert was appointed as a director in July 1995. He is the President of International Tasty Fries, Inc., a stockholder in the Company and, until November 1996, was President of Yukon Spirit Mines Ltd. (now doing business as Gainey Resources Ltd.). International Tasty Fries and Yukon are affiliated entities. International Tasty Fries has a distributorship agreement with us for a number of European countries; Yukon's distribution agreement was reacquired by us in April 1998. Other than International Tasty Fries being one our territorial distributors, we have no other relationship with them. Mr. Lambert has been involved with the financing and management of numerous resource and industrial based public companies, both in Canada and the U.S., since the early 1980's, and currently is a director of five publicly-traded companies of which only we are a reporting company. Prior to that time, he was an Information Systems executive with MacMillan Bloedel Ltd. and also the Manager, Systems Consulting for the Vancouver office of Deloitte Haskins & Sells.

     Kurt R. Ziemer--Mr. Ziemer was appointed to the Board of Directors on October 4, 1996 as the board designee of Whetstone Ventures Corporation, Inc. pursuant to the April 30, 1996 Stock Purchase Agreement with us. Since 1989 he has owned and operated Ziemer Buick-Pontiac-GMC Truck, Inc. located in New Holland, Pennsylvania. From 1977 until 1989, he served in several capacities for the auto dealership.

                             EXECUTIVE COMPENSATION

     The following table presents information compensation earned for services rendered during each of our last three fiscal years by our Chief Executive Officer and our other two most highly compensated executive officer.


                           SUMMARY COMPENSATION TABLE


                                                        FISCAL
                                                         YEAR
                                                         ENDED
                                                      JANUARY 31,                          RESTRICTED STOCK (2)
                                                    ---------------                        ---------------------
                                                        ANNUAL                                  ONE-TIME
NAME & PRINCIPAL POSITION                           COMPENSATION(1)   SALARY       BONUS      COMPENSATION
-------------------------                           ---------------   --------     -----   --------------------
Edward C. Kelly ..............................           2000         $240,000
President, CEO & Chairman (3)                            1999         $267,000
                                                         1998         $289,000      $0         $1,031,250(4)

Leonard J. Klarich ...........................           2000               $0      $0
Secretary, Director and Vice-President (5)               1999          $12,400      $0
                                                         1998          $60,000      $0

-----------

(1) There were no long-term incentive payments made in the year-ended January 31, 1999. The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in that column. The aggregate amount of perquisites and other personal benefits provided to each executive officer above is less than the lesser of $50,000 and 10% of the total annual salary and bonus of that officer.

(2) Value of restricted stock grants are determined by using the closing bid price of our common stock on the date of issuance.

(3) Mr. Kelly has served as President and Treasurer since June 10, 1994, a director since April 1994, Chairman of the Board since June 3, 1996, and was Executive Vice President from January 1994 to June 10, 1994. This table does not include: (a) accrued director compensation of approximately $833 per month since September 1995 and (b) a restricted stock award of 9,206 shares granted to Mr. Kelly as component of his compensation for the fiscal year ended January 31, 1996.

(4) Represents the value assigned to a restricted stock grant of 1,500,000 shares made to Mr. Kelly on September 11, 1997, pursuant to the terms of the Stock Purchase Agreement from April 1996.

(5) This table does not include: (a) accrued director compensation of approximately $833 per month since September 1995; (b) an option to purchase 1,042 shares of common stock exercisable at $2.40 per share until December 15, 2005, automatically granted to each non-employee director under the 1995 Stock Option Plan on December 15, 1995 and (c) an option to purchase 4,082 post-split shares of common stock exercisable at $2.45 per share until December 15, 2006, automatically granted to each non-employee director under the 1995 Stock Option Plan.

             OPTION GRANTS IN THE FISCAL YEAR ENDED JANUARY 31, 2000


     Each of our directors received a 7 year option to purchase 50,000 shares of our stock at an exercise price of $.61.

FISCAL YEAR END OPTION VALUES

     The following table shows information relating to unexercised options held as of January 31, 2000 by our Chief Executive Officer and our other two executive officers. No options were exercised by these officers during fiscal 2000.




                                                                         VALUE OF UNEXERCISED IN-THE-MONEY
                                    UNEXERCISED OPTIONS AS 1/31/00*             OPTIONS AT 1/31/00
NAME                                  EXERCISEABLE/UNEXERCISABLE            EXERCISEABLE/UNEXERCISABLE
----                                -------------------------------      ----------------------------------
Edward C. Kelly ................               400,000                                  0


-----------

* The value of unexercised in-the-money options has been determined based on the fair market value of the common shares as determined by our board of directors on the date of the option grant.


   Compensation of Directors.


     Directors are compensated by payment of an annual fee and grant of stock options. Each director receives an annual fee of $10,000. Messrs. Kelly and Klarich are each owed $50,000 of accrued compensation. Each director also receives an option exercisable for 7 years to acquire 50,000 shares of Tasty Fries common stock for each year of service commencing June 10, 1994. The exercise price is equal to the closing bid price of our stock on June 9th preceding each year of service. Exercise prices range from $.45 to $8.20 per share. When we begin to generate revenues we will be in a position to evaluate compensation to directors. Our board will determine when and if, this action can be taken.


   Employment Contracts and Termination of Employment and Change in Control Arrangements


     On October 1, 1994 we entered into an employment agreement with Edward C. Kelly, our then President and Treasurer. The employment agreement was for a three-year term commencing retroactively to October 1, 1993 and was automatically renewable for additional one year terms after expiration on September 30, 1996. The employment agreement was subsequently amended effective May 1, 1995 and expires on April 30, 2001. Mr. Kelly's employment agreement was amended by the board of directors and any future amendments or extensions will be made by them.


   Indemnification of Directors and Officers.


     Our Certificate of Incorporation provides we will indemnify our officers and directors for monetary damages for any breach of fiduciary duty. Notwithstanding the prior sentence, a director or officer shall be liable for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. We have been informed, that in the opinion of the U.S. Securities and Exchange Commission, the indemnification of directors and officers for liabilities arising under the Securities act of 1933, as amended ("Act"), is against public policy expressed by the Act and is accordingly unenforceable.

                            PRINCIPAL SECURITYHOLDERS


     The following table sets forth, as of July 31, 2000, the ownership of common stock by persons known to the Company who own beneficially more than 5% of the outstanding shares of common stock:


NAME & ADDRESS OF                                      AMOUNT & NATURE OF           PERCENT
 BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP         OF CLASS
-----------------                                     --------------------         --------
Edward C. Kelly .................................           1,568,650                 4.9%
650 Sentry Parkway, Ste. One
Blue Bell, PA 19422 (1)

Lancaster Investment Corporation ................           2,750,000                 8.6%
11 Waterfront Estates
Estates Drive
Lancaster, PA 17602 (2,3)

L. Eric Whetstone ...............................             539,000                 1.6%
11 Waterfront Estates
Estates Drive
Lancaster, PA 17602 (3,4)

Whetstone Ventures Corporation, Inc. ............             777,000                 2.4%
11 Waterfront Estates
Estates Drive
Lancaster, PA 17602 (3)

-----------

(1) Does not include an option for 100,000 shares of common stock granted by the Board of Directors on July 1, 1998 exercisable until July 31, 2001 @ $.50 per share; options for 300,000 shares expiring ratably between June 10, 2002 and June 10, 2008 at exercise prices ranging from $.45 to $8.20 per share.


(2) Does not include 900,00 additional shares issued to Lancaster Investments pursuant to the terms of the April 1998 financing. These additional shares are being held in escrow pending the complete funding of the transaction and will be released from escrow on a pro-rata basis as the financing is completed. As of January 31, 2000, $1,050,000 of the total $1,500,000 financing has been received and 2,100,000 of the total 3,000,000 shares have been released.


(3) Lancaster Investment Corporation and Whetstone Ventures Corp. are both affiliates of L. Eric Whetstone. In aggregate, the 4,056,000 shares currently owned by these three parties represent 12.7% of the outstanding shares of the Company.


(4) Includes 150,000 shares of common stock issued to L. Eric Whetstone in connection with the April 1998 financing from Lancaster Investment Corp.

SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth, as of July 31, 2000, the beneficial common stock ownership of all directors, executive officers, and of all directors and officers as group:


NAME & ADDRESS OF                                             AMOUNT & NATURE OF           PERCENT
 BENEFICIAL OWNER                                            BENEFICIAL OWNERSHIP         OF CLASS
-----------------                                            --------------------         --------
Edward C. Kelly ..........................................         1,568,650                4.9%
650 Sentry Parkway, Ste. One
Blue Bell, PA 19422 (1)

Leonard J. Klarich .......................................                --                  --
839 Claybrook Court
Knoxville, TN 37923 (2)

Jurgen A. Wolf ...........................................                --                  --
1285 West Pender Street
Vancouver, B.C. Canada (3)

Ian D. Lambert ...........................................           197,000                 <1%
c/o Quote Media.com, Inc.
595 Howe Street, Ste. 602
Vancouver, B.C. V6C 2T5 (4)

Kurt R. Ziemer ...........................................           640,000                  2%
599 Valley View Drive
New Holland, PA 17557 (5)

All Officers and Directors as a group (5 persons) ........         2,405,650                  8%

-----------

(1) Does not include an option for 100,000 shares of common stock granted by the Board of Directors on July 1, 1998 exercisable until July 31, 2001 @ $.50 per share; options for 300,000 shares expiring ratably between June 10, 2002 and June 10, 2008 at exercise prices ranging from $.45 to $8.20 per share.

(2) Does not include: (a) an option to purchase 1,042 shares of common stock exercisable at $2.40 per share until December 15, 2005, automatically granted to each non-employee director under the 1995 Stock Option Plan on December 15, 1995, (b) an option to purchase 4,082 shares of common stock exercisable at $2.45 per share until December 15, 2006, automatically granted to each non-employee director under the 1995 Stock Option Plan and
     (c) options for 250,000 shares expiring ratably between June 10, 2003 and 2008 at prices ranging from $.45 to $8.20 per share.

(3) Does not include: (a) an option to purchase 1,042 shares of common stock exercisable $2.40 per share until December 15, 2005, automatically granted to each non-employee director under the 1995 Stock Option Plan on December 15, 1995, (b) an option to purchase 4,082 shares of common stock exercisable at $2.45 per share until December 15, 2006, automatically granted to each non-employee director under the 1995 Stock Option Plan and
     (c) options for 250,000 shares expiring ratably between June 10, 2003 and 2008 at prices ranging from $.45 to $8.20 per share.

(4) 436,952 shares were issued to Quote Media.com, Inc. in 1995 as consideration for a financing. Mr. Lambert is the President of Quote Media.com, Inc. and is a shareholder of that company. Does not include: (a) an option to purchase 1,042 shares of common stock exercisable at $2.40 per share until December 15, 2005, automatically granted to each non-employee director under the 1995 Stock Option Plan on December 15, 1995, (b) an option to purchase 4,082 shares of common stock exercisable at $2.45 per share until December 15, 2006, automatically granted to each non-employee director under the 1995 Stock Option Plan and (c) options for 250,000 shares expiring ratably between June 10, 2003 and 2008 at prices ranging from $.45 to $8.20 per share.

(5) Does not include 680 shares underlying an option exercisable at $2.45 per share until December 15, 2006, automatically granted to each non-employee director under the 1995 Stock Option Plan and options for 200,000 shares expiring ratably between June 10, 2004 and 2008 at prices ranging from $.45 to $8.20 per share. Mr. Ziemer's option has been prorated to reflect the date he was appointed to the Board of Directors on October 4, 1996.

                              CERTAIN TRANSACTIONS

     In connection with the Subscription Agreement dated April 13, 1998 between us and Lancaster Investment Corp., we granted Whetstone Ventures, Inc. the right to name one of the five directors to the Board of Directors of Tasty Fries, Inc. Together with a previous right of appointment (from the April 1996 stock purchase agreement), Whetstone Ventures, Inc. may appoint two members to the Board of Directors of Tasty Fries, Inc. Whetstone has only appointed Kurk Ziemer.

     Except as described in this Prospectus, there are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Tasty Fries.

     In the normal course of business, we have engaged Louis Kelly, son of Edward C. Kelly, President, to render certain legal services to us. Louis Kelly owns approximately 11,000 of our shares. We believe that the fees paid for these services were comparable to those which would have been paid to an attorney with no relationship with an officer.


                            DESCRIPTION OF SECURITIES

THE COMPANY


     Our capital stock consists of 50,000,000 shares of common stock, $.001 par value, of which 32,043,902 shares are issued and outstanding as of August 18, 2000. Tasty Fries has also authorized for issuance 5,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"), of which no shares are issued and outstanding as of the date hereof.


COMMON STOCK

     Each outstanding share of common stock is fully paid and non-assessable. Holders of our common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders or consent in lieu thereof under Nevada General Corporation Law. The common stock does not carry any cumulative voting rights and, therefore, a majority of the outstanding common stock will be able to elect the entire Board of Directors and, if they do so, minority stockholders would not be able to elect any members to the Board of Directors.


     The common stock is not subject to redemption and carries no preemptive, subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. There are no outstanding options, warrants or rights to purchase shares of our common stock other than as referred to in this prospectus.


PREFERRED STOCK

     The relative rights, preferences, designations, rates, conditions, privileges, limitations, dividend rates, conversion rights, preemptive rights and terms of redemption, liquidation preferences and sinking terms thereof are to be determined by the Board of Directors, without any further vote or action by stockholders. The Board of Directors, without stockholder approval, may issue Preferred Stock in such series as it determines, with dividend rights, liquidation preferences or other rights that are superior to the rights of holders of common stock. The issuance of one or more series of Preferred Stock could adversely affect the voting power of the holders of the common stock and could have the effect of discouraging or making more difficult any attempt by a person or a group to attain control of Tasty Fries. See "Risk Factors--Our certificate of incorporation authorizes the issue of preferred stock that could present a risk to shareholders."

WARRANTS


     As of January 31, 2000, we had warrants to purchase common stock outstanding. Warrants to purchase 1,343,250 shares expire before January 31, 2001; to purchase 2,973,831 shares expire before January 31, 2002; to purchase 150,000 shares before January 31, 2003 and to purchase 15,272 shares in subsequent years.

SHARES ELIGIBLE FOR FUTURE SALE


     After the offerings, 36,243,902 shares of our common stock will be outstanding, assuming no exercise of outstanding options or warrants. This number consists of 32,043,902 shares outstanding as of August 18, 2000 and 4,200,000 shares being issued in the offerings. Of these shares, including the shares being sold in the offerings, 19,241,314 are freely tradeable without restriction under the Act. The remaining 12,802,588 shares, will be "restricted shares" as that term is defined in Rule 144 ("Restricted Shares") of the Act. Restricted Shares may be sold in the public market only if registered or they qualify for an exemption from registration under Rule 144 of the Act.


ELIGIBILITY OF RESTRICTED SHARES FOR SALE IN THE PUBLIC MARKET

At the effective date ...................   9,793,588 (incl. 2,270,000 shares
                                             being sold in this offering)
6 months after the effective date .......   2,100,000
12 months after the effective date ......   909,000

     In general, under the new provisions of Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one (1) year holding period may sell in ordinary market transactions through a broker or with a market maker, within any three (3) month period, a number of shares which does not exceed the greater of one percent (1%) of the number of outstanding shares of common stock or the average of the weekly trading volume of the common stock during the four
(4) calendar weeks prior to such sale. Sales under Rule 144 require the filing of Form 144 with the Commission. If the shares of common stock have been held for more than two (2) years by a person who is not an affiliate, there is no limitation on the manner of sale or the volume of shares that may be sold and no Form 144 is required. An "affiliate" of a company is any person who directly or indirectly controls, is controlled by or is under common control with, the company. Affiliates of the company may include its directors, executive officers and persons, directly or indirectly owning 10% or more of the outstanding common stock. No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market would likely have a material adverse effect on prevailing market prices for the common stock and could impair a company's ability to raise capital through the sale of its equity securities. See "Risk Factors--12,802,588 or 40% of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well" and "Plan of Distribution."


                               CONCURRENT OFFERING

     Concurrently with this offering of 4,200,000 shares of common stock, we are registering 2,270,000 of common stock for concurrent future sales by the selling securityholders.

                                 TRANSFER AGENT


     Our transfer agent for our common stock and Warrants is StockTrans, Inc. located at 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003-2318; telephone number (610) 649-7300.


                              PLAN OF DISTRIBUTION


     This offering is a "best-efforts" offering, and will not be underwritten nor will any underwriter be engaged for the marketing, distribution or sale of any shares registered in this prospectus. We may sell shares from time to time in one or more transactions directly by us or, alternatively, we may offer the shares through dealer, brokers or agents, who may receive compensation in the form of concession or commissions. Any dealers, brokers or agents that participate in the distribution of shares may be deemed to be underwriters, and any profits on the sale of the shares by them and any discounts or commissions received by any such dealer, brokers or agents may be deemed to be underwriting discounts and commission under the Act.


     To the extent required at the time a particular offer of the shares is made, a supplement to this Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering.

     To comply with the securities laws of certain jurisdictions, as applicable, the common stock may be offered and sold only through registered or licensed brokers or dealers. If dealers are engaged, the total discount, commission and fees paid to licensed brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price. In addition, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise.


                                  LEGAL MATTERS


     Certain legal matters will be passed upon for us by Beckman, Millman & Sanders, LLP Attorneys at Law, New York, New York.


                                     EXPERTS


     The financial statements of Tasty Fries, Inc. as of January 31, 1999 and 1998, have been included herein and in the registration statement in reliance upon the report of Schiffman Hughes Brown and as of January 31, 2000 in reliance upon the report of Larson Allen Weishaar & Co., LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firms as experts in accounting and auditing. As of January 1, 2000, the Shiffman Hughes firm merged with the Larson Allen firm.


                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the Act with respect to the Shares offered hereby. This Prospectus, which constitutes part of the registration statement, does not contain all the information contained in the registration statement and the exhibits thereto on file with Commission pursuant to the Act and the rules and regulations of the Commission thereunder. For further information with respect to us and the Shares offered hereby, reference is made to the registration statement and such exhibits. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the company of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by reference to the full text of such contract or document.

     We are subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Such reports and other information and the registration statement, including exhibits thereto, may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Commission's web site can be accessed at http://www.sec.gov.

                               TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                                TABLE OF CONTENTS
                         JANUARY 31, 2000, 1999 AND 1998



                                                                        PAGE
                                                                       -------
Independent Auditor's Report ......................................     F-2
Financial Statements:
  Balance Sheets ..................................................     F-3
  Statements of Operations ........................................     F-4
  Statements of Changes in Stockholder's Equity (Deficiency) ......     F-5
  Statements of Cash Flows ........................................     F-9
Notes to Financial Statements .....................................  F-10-F-17

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of Tasty Fries, Inc.

     We have audited the accompanying balance sheet of Tasty Fries, Inc. (a development stage company) as of January 31, 2000, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the year ended January 31, 2000 and for the period from October 18, 1985 (inception) to January 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Tasty Fries, Inc. (a development stage company) as of January 31, 1999 and 1998 were audited by Schiffman Hughes Brown, PC (whose practice became a part of Larson, Allen, Weishair & Co., LLP effective January 1, 2000) whose report dated March 30, 1999 expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tasty Fries, Inc. as of January 31, 2000, and the results of its operations and its cash flows for the year ended January 31, 2000 and from October 18, 1985 (inception) to January 31, 2000, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             LARSON, ALLEN, WEISHAIR & CO., LLP


Blue Bell, Pennsylvania
March 31, 2000

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                            JANUARY 31, 2000 AND 1999

                                     ASSETS

                                                                     2000        1999        APRIL 30, 2000
                                                                   -------     --------      --------------
                                                                                               (UNAUDITED)
Current assets:
  Cash ......................................................  $    10,703     $     66,394    $     191,090
  Prepaid expenses ..........................................                       123,313            5,000
                                                               -----------     ------------     ------------
      Total current assets ..................................       10,703          189,707          196,090
                                                               -----------     ------------     ------------
Furniture and office equipment, net of accumulated
  depreciation of $57,437 in 2000 and $45,400 in 1999 .......       20,258           24,777           17,463
                                                               -----------     ------------     ------------
Other assets:
  Loan costs, net of accumulated amortization
    of $107,026 in 1999 .....................................                       129,831
                                                                               ------------
                                                               $    30,961     $    344,315    $     213,553
                                                               ===========     ============    =============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
  Accounts payable and accrued expenses .....................  $   773,576     $  1,070,751    $     697,526
  Shareholder loan payable ..................................      900,000                           924,000
                                                               -----------     ------------     ------------
      Total current liabilities .............................    1,673,576        1,070,751        1,621,526
                                                               -----------     ------------     ------------
Unearned revenue ............................................      320,000          261,000          440,000
                                                               -----------     ------------     ------------

Commitments and contingencies

Stockholders' deficiency:
  Common stock, $.001 par value; authorized
    50,000,000 shares; issued and outstanding
    27,719,011 shares at January 31, 2000 and
    17,995,606 shares at January 31, 1999 ...................       27,719           17,996           30,004
  Additional paid-in capital ................................   19,231,332       14,838,577       20,323,597
  Deficit accumulated in development stage ..................  (21,221,666)     (15,844,009)     (22,201,574)
                                                               -----------     ------------     ------------
                                                                (1,962,615)        (987,436)      (1,847,973)
                                                               -----------     ------------     ------------
                                                               $    30,961     $    344,315     $    213,553
                                                               ===========     ============     ============


                 See accompanying notes to financial statements

                               TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED JANUARY 31, 2000, 1999 AND 1998
       AND FOR THE PERIOD OCTOBER 18, 1985 (INCEPTION) TO JANUARY 31, 2000


                                                                                                        THREE MONTHS ENDED
                                    CUMULATIVE                                                               APRIL 30,
                                       SINCE                                                        ----------------------------
                                     INCEPTION         2000            1999            1998            2000            1999
                                   ------------     -----------     -----------     -----------     -----------     -----------
                                                                                                    (UNAUDITED)     (UNAUDITED)

Revenues .......................   $          0     $         0     $         0     $         0     $         0     $         0
                                   ------------     -----------     -----------     -----------     -----------     -----------
Costs and expenses:
  Research, machine and
    product development ........      2,674,335         144,403         585,417         533,458         169,951           6,431
  Selling, general and
    administrative .............     16,896,129       5,224,302       1,942,182       3,843,985         793,338         578,591
                                   ------------     -----------     -----------     -----------     -----------     -----------
                                     19,570,464       5,368,705       2,527,599       4,377,443         963,289         585,022
                                   ------------     -----------     -----------     -----------     -----------     -----------
Net loss before other income
  (expense) ....................    (19,570,464)     (5,368,705)     (2,527,599)     (4,377,443)       (963,289)       (585,022)
                                   ------------     -----------     -----------     -----------     -----------     -----------
Other income (expense):
  Interest income ..............         21,274                           1,354          10,892
  Forfeited distributor
    deposits ...................         15,000
  Interest expense .............     (1,687,476)         (8,952)       (985,879)       (629,104)        (16,619)
                                   ------------     -----------     -----------     -----------     -----------
                                     (1,651,202)         (8,952)       (984,525)       (618,212)        (16,619)
                                   ------------     -----------     -----------     -----------     -----------
Net loss .......................   $(21,221,666)    $(5,377,657)    $(3,512,124)    $(4,995,655)    $  (979,908)    $  (585,522)
                                   ============     ===========     ===========     ===========     ===========     ===========
Net loss per share of
  common stock .................                    $      (.25)    $      (.28)    $      (.82)    $     (0.03)    $     (0.03)
                                                    ===========     ===========     ===========     ===========     ===========
Weighted average shares
  outstanding ..................                     21,341,885      12,518,419       6,128,198      28,505,746      18,870,145
                                                    ===========     ===========     ===========     ===========     ===========





                 See accompanying notes to financial statements


                                                   TASTY FRIES, INC.
                                              (A DEVELOPMENT STAGE COMPANY)

                                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                               FOR THE PERIOD OCTOBER 18, 1985 (INCEPTION) TO JANUARY 31, 2000

                                                                            PAID                            TOTAL
                                                             COMMON          IN          ACCUMULATED     STOCKHOLDER
                                                              STOCK        CAPITAL         DEFICIT         EQUITY
                                                            --------     -----------     -----------     -----------
BALANCE, FEBRUARY 1, 1991 ...........................       $157,307     $  (156,307)                     $    1,000
Issued 1,114,679 shares for note conversion .........         11,147         113,853                         125,000
Net loss for the year ended January 31, 1992 ........                                    $  (198,425)       (198,425)
                                                            --------     -----------     -----------      ----------
BALANCE, JANUARY 31, 1992 ...........................        168,454         (42,454)       (198,425)        (72,425)
Sold 4,275,000 shares ...............................         42,750         457,250                         500,000
Issued 150,000 shares for services ..................          1,500          36,000                          37,500
Net loss for the year ended January 31, 1993 ........                                       (773,304)       (773,304)
                                                            --------     -----------     -----------      ----------
BALANCE JANUARY 31, 1993 ............................        212,704         450,796        (971,729)       (308,229)
Issued 7,600,000 shares .............................         76,000         464,000                         540,000
Issued 220,000 shares for services ..................          2,200                                           2,200
Redeemed 3,145,000 shares ...........................        (31,450)         31,450
Net loss for the year ended January 31, 1994 ........                                       (658,820)       (658,820)
                                                            --------     -----------     -----------      ----------
BALANCE JANUARY 31, 1994 ............................        259,454         946,246      (1,630,549)       (424,849)
Issued 3,129,999 shares .............................         31,300         547,950                         579,250
Issued 2,151,622 shares for services ................         21,516         121,294                         142,810
Issued 1,000,000 shares for litigation settlement ...         10,000         460,000                         470,000
Net loss for the year ended January 31, 1995 ........                                     (2,148,933)     (2,148,933)
                                                            --------     -----------     -----------      ----------
BALANCE FORWARD, JANUARY 31, 1995 ...................        322,270       2,075,490      (3,779,482)     (1,381,722)


                              See accompanying notes to financial statements


                                           TASTY FRIES, INC.
                                      (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                         FOR THE PERIOD OCTOBER 18, 1985 (INCEPTION) TO JANUARY 31, 2000

                                                                            PAID                            TOTAL
                                                             COMMON          IN          ACCUMULATED     STOCKHOLDER
                                                              STOCK        CAPITAL         DEFICIT         EQUITY
                                                            --------     -----------    ------------     ------------
BALANCE FORWARD, JANUARY 31, 1995 ....................      $322,270     $ 2,075,490    $ (3,779,482)    $(1,381,722)
Issued 36,415,000 shares .............................       364,150       3,000,350                       3,364,500
Issued 6,733,502 shares for services .................        67,335         381,880                         449,215
Issued 625,000 shares for loan conversion ............         6,250          43,750                          50,000
Issued 1,000,000 shares for repurchase of
  distributorship ....................................        10,000          90,000                         100,000
Reverse stock split ..................................      (766,155)        766,155
Net loss for the year ended January 31, 1996 .........                                    (1,384,488)     (1,384,488)
                                                            --------     -----------    ------------     -----------
BALANCE, JANUARY 31, 1996 ............................         3,850       6,357,625      (5,163,970)      1,197,505
Redemption of 730,000 shares issued to
Acumen Services, Ltd. in September 1995 ..............          (730)     (2,091,270)                     (2,092,000)
Issued 1,455,000 shares ..............................         1,455       1,506,045                       1,507,500
Issued 125,000 shares for services ...................           125         324,875                         325,000
Net loss for the year ended January 31, 1997 .........                                    (2,172,260)     (2,172,260)
                                                            --------     -----------    ------------     -----------
BALANCE FORWARD, JANUARY 31, 1997 ....................         4,700       6,097,275      (7,336,230)     (1,234,255)


                              See accompanying notes to financial statements

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) FOR THE PERIOD OCTOBER 18, 1985 (INCEPTION) TO JANUARY 31, 2000


                                                                            PAID                            TOTAL
                                                             COMMON          IN          ACCUMULATED     STOCKHOLDER
                                                              STOCK        CAPITAL         DEFICIT          EQUITY
                                                            --------     -----------    ------------     ------------
BALANCE FORWARD, JANUARY 31, 1997 ........................  $  4,700     $ 6,097,275    $ (7,336,230)    $(1,234,255)
Issuance of 1,500,000 shares for
  non-recurring compensation .............................     1,500       1,029,750                       1,031,250
Issuance of 167,083 shares ...............................       167          80,650                          80,817
Issuance of 955,000 shares for services ..................       955       1,239,045                       1,240,000
Issuance of 43,750 shares for litigation settlement ......        44          54,644                          54,688
Issuance of 700,000 shares for convertible notes .........       700         566,979                         567,679
Issuance of 452,772 shares for repayment
  of notes payable .......................................       452         523,587                         524,039
Issuance of 120,000 shares for repayment
  of notes payable officer/director ......................       120         175,830                         175,950
Net loss for the year ended January 31, 1998                                              (4,995,655)     (4,995,655)
                                                            --------     -----------    ------------     -----------
BALANCE, JANUARY 31, 1998 ................................     8,638       9,767,760     (12,331,885)     (2,555,487)
Issuance of 2,251,307 shares .............................     2,252       1,299,526                       1,301,778
Issuance of 5,586,150 shares for convertible notes .......     5,586       3,129,504                       3,135,090
Issuance of 42,704 shares for interest
  on convertible notes ...................................        43          26,385                          26,428
Issuance of 1,226,815 shares for services ................     1,227         490,652                         491,879
Issuance of 250,000 shares for repurchase
  of distributorship .....................................       250         124,750                         125,000
Net loss for the year ended January 31, 1999                                              (3,512,124)     (3,512,124)
                                                            --------     -----------    ------------     -----------
BALANCE FORWARD, JANUARY 31, 1999 ........................    17,996      14,838,577     (15,844,009)       (987,436)





                 See accompanying notes to financial statements

                               TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
           (DEFICIENCY) FOR THE PERIOD OCTOBER 18, 1985 (INCEPTION) TO
                                JANUARY 31, 2000


                                                                            PAID                           TOTAL
                                                             COMMON          IN          ACCUMULATED     STOCKHOLDER
                                                              STOCK        CAPITAL         DEFICIT         EQUITY
                                                            --------     -----------    ------------     -----------
BALANCE FORWARD, JANUARY 31, 1999 .....................     $ 17,996     $14,838,577    $(15,844,009)    $  (987,436)
Issuance of 3,789,000 shares ..........................        3,789       1,624,291                       1,628,080
Issuance of 250,000 shares for litigation settlement ..          250         124,750                         125,000
Issuance of 5,184,405 shares for service ..............        5,184       2,394,214                       2,399,398
Issuance of 500,000 shares for repurchase
  of distributorship ..................................          500         249,500                         250,000
Net loss for the year ended January 31, 2000 ..........                                   (5,377,657)     (5,377,657)
                                                            --------     -----------    ------------     -----------
BALANCE, JANUARY 31, 2000 .............................       27,719      19,231,332     (21,221,666)     (1,962,615)
Issuance of 1,775,000 shares ..........................        1,775         853,075                         854,850
Issuance of 510,000 shares for services ...............          510         239,190                         239,700
Net loss for three months .............................                                     (979,908)       (979,908)
                                                            --------     -----------    ------------     -----------
BALANCE, APRIL 30, 2000 (UNAUDITED) ...................     $ 30,004     $20,323,597    $(22,201,574)    $(1,847,973)
                                                            ========     ===========    ============     ===========










                 See accompanying notes to financial statements

                                TASTY FRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED JANUARY 31, 2000, 1999 AND 1998
       AND FOR THE PERIOD OCTOBER 18, 1985 (INCEPTION) TO JANUARY 31, 2000



                                                          CUMULATIVE
                                                             SINCE
                                                           INCEPTION            2000             1999               1998
                                                         ------------       -----------       -----------       -----------
Cash flows from operating activities:
  Net loss ...........................................   $(21,221,666)      $(5,377,657)      $(3,512,124)      $(4,995,655)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Depreciation and amortization ....................        294,293           141,869            90,756            37,596
    Common stock issued for services .................      6,147,413         2,399,398           491,879         2,299,411
    Common stock issued for litigation
      settlement .....................................        649,689           125,000                              54,689
    Stock purchase discount ..........................        780,752           471,907           281,778            27,067
    Common stock issued for interest on
      convertible notes ..............................      1,129,196                             959,196           170,000
    Common stock issued for repurchase
      of distributorships ............................        250,000           250,000
    Accrued interest on notes and convertible
      notes payable ..................................        398,577                                               398,577
  Changes in assets and liabilities:
    Other assets .....................................                          123,313          (123,313)            9,027
    Accounts payable and accrued expenses ............        773,577          (297,175)          437,709          (249,035)
    Unearned revenue .................................        445,000            59,000            10,000
                                                         ------------       -----------       -----------       -----------
Net cash used by operating activities ................    (10,353,169)       (2,104,345)       (1,364,119)       (2,248,323)
                                                         ------------       -----------       -----------       -----------
Cash flows from investing activities:
  Purchase of furniture and office equipment .........        (77,695)           (7,519)                            (22,827)
  Loan costs .........................................       (236,856)                                             (236,856)
                                                         ------------       -----------                         -----------
Net cash used by investing activities ................       (314,551)           (7,519)                           (259,683)
                                                         ------------       -----------                         -----------
Cash flows from financing activities:
  Proceeds from convertible notes payable ............      2,600,000                                             2,600,000
  Issuance of common stock ...........................      6,905,173         1,156,173         1,020,000            53,750
  Loan receivable, officers ..........................                                             30,377            69,623
  Note payable, current ..............................      1,093,250           900,000                             133,250
  Officer/director note ..............................         80,000                                                30,000
                                                         ------------       -----------       -----------       -----------
Net cash provided by financing activities ............     10,678,423         2,056,173         1,050,377         2,886,623
                                                         ------------       -----------       -----------       -----------
Net increase (decrease) in cash ......................         10,703           (55,691)         (313,742)          378,617
Cash, beginning balance ..............................                           66,394           380,136             1,519
Cash, ending balance .................................   $     10,703       $    10,703       $    66,394       $   380,136
                                                         ============       ===========       ===========       ===========
Supplemental disclosure of cash flow
  information:
  Cash paid for interest .............................   $     54,803       $     8,952                         $    10,500
                                                         ============       ===========                         ===========
Supplemental disclosures of non-cash
  financing activities:
  Issuance of common stock for services ..............   $  5,877,413       $ 2,399,398       $   491,879       $ 2,299,411
                                                         ============       ===========       ===========       ===========
  Issuance of common stock for
    conversion of note payable .......................   $  2,675,000                         $ 2,202,321       $   397,679
                                                         ============                         ===========       ===========
  Issuance of common stock for
    repurchase of distributorship ....................   $    475,000       $   250,000       $   125,000
                                                         ============       ===========       ===========
  Issuance of common stock for
    litigation settlement ............................   $    649,689       $   125,000                         $    54,689
                                                         ============       ===========                         ===========
  Accrued interest on notes payable ..................   $    398,577                                           $   398,577
                                                         ============                                           ===========


                                                                Three Monthes Ended
                                                                      April 30,
                                                            ----------------------------
                                                               2000              1999
                                                            ----------        ----------
Cash flows from operating activities:
  Net loss ...........................................      $(979,908)        $(585,022)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Depreciation and amortization ....................          2,796            22,890
    Common stock issued for services .................        239,700            60,000
    Common stock issued for litigation
      settlement .....................................
    Stock purchase discount ..........................        254,850           176,500
    Common stock issued for interest on
      convertible notes ..............................
    Common stock issued for repurchase
      of distributorships ............................
    Accrued interest on notes and convertible
      notes payable ..................................
  Changes in assets and liabilities:
    Other assets .....................................         (5,000)          (64,560)
    Accounts payable and accrued expenses ............        (76,051)         (200,012)
    Unearned revenue .................................        120,000                --
                                                            ---------         ---------
Net cash used by operating activities ................       (443,613)         (461,084)
                                                            ---------         ---------
Cash flows from investing activities:
  Purchase of furniture and office equipment .........                           (7,519)
  Loan costs .........................................
                                                                              ---------
Net cash used by investing activities ................                           (7,519)
                                                                              ---------
Cash flows from financing activities:
  Proceeds from convertible notes payable
  Issuance of common stock ...........................        600,000           600,000
  Loan receivable, officers
  Note payable, current ..............................         24,000
  Officer/director note ..............................
                                                            ---------         ---------
Net cash provided by financing activities ............        624,000           600,000
                                                            ---------         ---------
Net increase (decrease) in cash ......................        180,387           131,397
Cash, beginning balance ..............................         10,703            66,394
                                                            ---------         ---------
Cash, ending balance .................................      $ 191,090         $ 197,791
                                                            =========         =========
Supplemental disclosure of cash flow
  information:
  Cash paid for interest .............................      $       0         $       0
                                                            ---------         ---------
Supplemental disclosures of non-cash
  financing activities:
  Issuance of common stock for services ..............      $ 239,700         $  60,000
                                                            =========         =========
  Issuance of common stock for
    conversion of note payable .......................
  Issuance of common stock for
    repurchase of distributorship ....................
  Issuance of common stock for
    litigation settlement ............................
  Accrued interest on notes payable ..................


                 See accompanying notes to financial statements

                               TASTY FRIES, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                        JANUARY 31, 2000, 1999 AND 1998

NOTE 1  DESCRIPTION OF BUSINESS

     The Company is a development stage company since it has not completed designing, testing, and manufacturing its sole product, a vending machine that will cook and dispense french fries. The Company has incurred research and development costs from inception to January 31, 2000 totaling $2,674,335. The Company has received ten pre-production prototype machines primarily used for demonstrative and sales purposes, and it is anticipated that each machine can be sold for approximately $9,000. For the past two years the Company has been tooling and producing its first 25 machines. This process has been extended for a long period of time as a result of limited working capital. The Company is currently in the process of producing its first 25 machines, which are approximately 70% complete. The costs associated with the production of the machines has been charged to research, machine and product development costs. From the corporation's date of inception, October 18, 1985, to date it has engaged in various business activities that were unprofitable. The Company had no significant revenues from operations from the sale of its french fry vending machine since inception and its ability to continue as a going concern is dependent on the continuation of financing to fund the expenses relating to successfully manufacturing and marketing the vending machine. Management is currently in negotiations with several funding sources to provide the working capital necessary to: (i) begin commercial production of the machines, and (ii) bring them to market, at which time the Company believes that sufficient cash will be generated to support its operations. Management cannot assure the ultimate success of the above plan.

NOTE 2  SIGNIFICANT ACCOUNTING POLICIES

   Furniture and office equipment

     Furniture and office equipment are carried at cost. Depreciation is calculated using the straight-line method over their estimated useful lives ranging from 3 to 7 years. Depreciation expense for January 31, 2000, 1999 and 1998 was $12,037, $11,805 and $9,522, respectively. Depreciation expense for the three months ended April 30, 2000 was $2,796.

   Intangibles

     Intangibles, consisting of loan costs, were amortized on a straight-line basis over three years.

   Research, machine and product development

     Research and development costs consist of expenditures incurred by the Company during the course of planned search and investigation aimed at the discovery of new knowledge, which will be used to develop and test a vending machine and potato product for the formation of french fries. Research and development costs also include costs for significant enhancements or improvements to the machine and/or potato product. The Company expenses all such research and development costs as they are incurred.

   Impairment of long-lived assets

     In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"), assets are generally evaluated on a market-by-market basis in making a determination as to whether such assets are impaired. At each year-end, the Company reviews its long-lived assets for impairment based on estimated future nondiscounted cash flows attributable to the assets. In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values.

                               TASTY FRIES, INC.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                        JANUARY 31, 2000, 1999 AND 1998

NOTE 2  SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

   Income taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of balance sheet items for financial and income tax reporting. There is no difference between the basis for financial and income tax reporting, thus no deferred tax asset or liability was recorded.

   Unearned revenue

     Represents monies received for distribution rights of the vending machines, which the Company is still in the process of developing and testing. The Company records these monies as unearned revenue upon receipt. These deferrals will be recognized as income over the life of the machine upon commercial production of machines or upon forfeiture by distributors as a result of breach of contract. Since commercial production of the machine has not commenced, the unearned revenue is classified as a non-current liability.

   Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

   Concentration of credit risk

     The Company occasionally maintains deposits in excess of federally insured limits. The risk is managed by maintaining all deposits in high quality financial institutions.

   Earnings per share

     In March 1997, the FASB issued SFAS No. 128, Earnings Per Share. The statement requires the Company to disclose both basic earnings per share and diluted earnings per share for annual and interim periods ending after December 15, 1997. Basic net income per share is based on the weighted average number of common shares outstanding, while diluted net income per share is based on the weighted average number of common shares and common share equivalents that would arise from the exercise of options and warrants or conversion of convertible securities. The Company incurred losses from operations in 2000, 1999 and 1998; therefore, basic and diluted earnings per share have been computed in the same manner since the exercise of warrants and the conversion of the convertible notes payable would be antidilutive.

   Comprehensive income

     In January 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires the disclosure of comprehensive income, which includes, in addition to net income, other comprehensive income. The Company has no comprehensive income, thus eliminating the requirement of a statement of comprehensive income to be a part of these statements.

   Recent accounting pronouncement

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, which is effective, as amended, for all quarters in fiscal years beginning after June 15, 2000, establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. As the Company does not currently engage in derivative or hedging activities, the adoption of this standard is not expected to have a significant impact on the Company's financial statements.

                               TASTY FRIES, INC.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                        JANUARY 31, 2000, 1999 AND 1998

NOTE 3  VENDING MACHINES

     During the year ended January 31, 1995, the Company paid to Premier, $246,600, for the production of ten preproduction machines. In the year ended January 31, 1995, the Company charged $246,600 to research and development expense.

     During the years ended January 31, 2000 and 1999, the Company paid various third parties $82,907 and $264,782, respectively, for the production of the first 25 commercial machines. The Company charged $82,907 and $264,782, respectively, to research and development expense. During the three months ended April 30, 2000 the Company paid $169,951 to various third parties for the production of the first 25 machines and charged this amount to research and development expense.

NOTE 4  LOANS RECEIVABLE, OFFICERS

     In May 1995, an officer borrowed $50,000 from the Company. The loan was repaid, along with interest at 10% per annum, in accordance with a payment plan over the current and past fiscal years. The balance due the Company at January 31, 1998 was $24,747 and was fully repaid the following year.

     In August 1996, another officer borrowed $50,000 from the Company. This loan was repaid, along with interest at 10% per annum, in accordance with a payment plan over the current and past fiscal years. The balance due the Company at January 31, 1998 was $5,630. This loan was repaid in full during the following year.

NOTE 5  PREPAID EXPENSES

     Prepaid expenses consisted of payments for legal services not rendered as of January 31, 1999.

NOTE 6  NOTES PAYABLE

     A $50,000 unsecured note from a shareholder, which bears interest at the rate of 8% per annum was due June 4, 1993 but was extended indefinitely. The Company issued to the noteholder options for 20,000 shares of its common stock on December 22, 1994, with an exercise price of $.35 per share in consideration for extending the note indefinitely. The Company issued 9,000 and 4,500 shares of its common stock on December 22, 1994 and May 4, 1995, respectively, to the noteholder in addition to paying $30,600 on May 5, 1995. This payment of $30,600 on May 5, 1995 includes a principal payment of $25,000 and interest covering the period June 1992 to March 1995 in the amount of $5,600. The 9,000 and 4,500 shares were issued as consideration for indefinitely extending the repayment and recorded as a financing expense, which is included in selling, general and administrative expense. In October 1997, the Company issued 90,547 shares of its common stock in satisfaction of this debt, including interest. The balance at January 31, 2000, 1999 and 1998 was $0.

     In November 1996, Mr. McLaughlin, an unrelated third party, advanced the Company $35,000. This advance bears no interest and repayment is due on demand. The Company repaid $20,000 in March 1997; $7,000 in May 1997; and $8,000 in June 1997.

     In March 1997, the Company received $282,000 in proceeds from loans made to the Company by nine individuals, including two directors of the Company (one of whom is also an officer). These loans were payable on demand and accrued interest at 10% per annum. The principal and interest due was repaid to these individuals in the form of restricted stock in October 1997. The total number of shares issued was 482,044.

     In October 1999, the Company received $900,000 in proceeds from a loan made to the Company by a shareholder. The loan bears an interest rate of 18% per annum and is due on June 30, 2000. Accrued interest on this loan as of January 31, 2000 was $53,550.

                               TASTY FRIES, INC.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                        JANUARY 31, 2000, 1999 AND 1998

NOTE 7  CONVERTIBLE NOTES PAYABLE

     In June 1997, the Company received $1,000,000 in exchange for notes convertible into the Company's common stock. These convertible notes bear interest at the rate of 7% per annum and are due May 14, 2000. The holders of these notes were entitled, at their option, to convert any or all of the principal into the Company's common stock at a conversion price for each share of common stock equal to 70% of the average closing bid price of common stock for the five business days immediately preceding the date of receipt of notice of conversion. The convertible notes were recorded in accordance with EITF D-60, "Accounting for Issuance of Convertible Preferred Stock and Debt Securities with a Nondetachable Conversion Feature," whereby the convertible debt is discounted for the beneficial conversion feature, additional paid in capital is increased by the discounted amount, and the discount is amortized using the interest method over the term of the convertible debt or ratably when conversion occurs. For the years ended January 31, 2000, 1999, and 1998 amortization was $0, $260,538, and $170,000, respectively. Pursuant to the terms of the financing, the Company issued 1,142,857 shares of common stock to be held in escrow, pending the potential conversion of notes. In September 1997, the note holders converted an aggregate of $397,679 of principal into 700,000 shares of common stock. In November 1997, the Company issued an additional 380,000 shares of common stock to be held in escrow for potential conversion of notes. As of January 31, 1998, the aggregate outstanding principal balance of the convertible notes is $602,321. The remaining 822,857 shares of common stock in escrow were not deemed to be outstanding as of January 31, 1998. In February 1998, an additional 444,000 shares of common stock were issued into escrow, pending conversion of the notes. During the year ended January 31, 1999, the Company issued 1,480,280 shares of common stock in satisfaction of the remaining $602,321 of convertible notes.

     In November 1997, in a separate transaction, the Company received $1,600,000 in exchange for notes convertible into the Company's common stock. These convertible notes bear interest at the rate of 6% per annum and are due May 14, 2000. The holders of these notes were entitled, at their option, to convert any or all of the principal into the Company's common stock at a conversion price for each share of common stock equal to 70% of the average closing bid price of common stock for the five business days immediately preceding the date of receipt of notice of conversion. These convertible notes were also recorded in accordance with EITF D-60 as described in the preceding paragraph. For the years ended January 31, 2000, 1999, and 1998 amortization was $0, $672,231, and $0, respectively. Pursuant to the terms of the financing, the Company issued 2,400,000 shares of common stock to be held in escrow, pending the potential conversion of notes. As of January 31, 1998, the aggregate outstanding principal balance of the convertible notes is $1,600,000.

     The 2,400,000 shares of common stock in escrow were not deemed to be outstanding as of January 31, 1998. In February 1998, an additional 960,000 shares of common stock were issued into escrow, pending conversion of the notes. During the year ended January 31, 1999, the Company issued 4,105,870 shares of common stock in satisfaction of these convertible notes.

NOTE 8  UNEARNED REVENUE

     Unearned revenue represents monies received for the distribution rights of the vending machines, which the Company is still in the process of developing and testing, and monies received as deposits on machines in production. The Company records these monies as unearned revenue upon receipt.

     During the year ended January 31, 1999, the Company issued 250,000 shares of common stock to reacquire an existing distributorship valued at $125,000. The Company also received during the year $10,000 as a deposit on the machines in production.

                               TASTY FRIES, INC.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                        JANUARY 31, 2000, 1999 AND 1998

NOTE 8  UNEARNED REVENUE--(CONTINUED)

     During the year ended January 31, 2000, the Company issued 500,000 shares of common stock to reacquire the existing distributorships valued at $41,000. The Company received $100,000 as a deposit on the machines in production. At January 31, 2000, 1999 and 1998, amounts related to distribution rights were $210,000, $251,000 and $376,000, respectively. As of January 31, 2000 and 1999, deposits on machines totaled $110,000 and $10,000, respectively.

     During the three months ended April 30, 2000, the Company received $120,000 as deposits on the machines in production. At April 30, 2000 deposits on machines totaled $230,000.

NOTE 9  COMMITMENTS AND CONTINGENCIES

     During the years ended January 31, 2000, 1999 and 1998, the Company paid $42,946, $43,314, and $49,284, respectively, for the rental of office space. The Company's current lease commitments total approximately $3,628 per month until May 31, 2000.

NOTE 10  ISSUANCE OF COMMON STOCK

     The Company issued an aggregate of 2,285,000 shares during the quarter ended April 30, 2000. 1,775,000 shares were sold in private placements by the Company and 510,000 shares were issued in payment of services.

     The Company issued an aggregate of 9,723,405 shares during the year ended January 31, 2000. 3,789,000 shares were sold in private placements by the Company, 5,184,405 shares were issued in payment of services, 250,000 shares were issued for litigation settlement and 500,000 shares were issued for repurchase of distributorships.

     After the return to treasury of a total of 287,500 shares an aggregate of 9,356,976 shares were issued during the year ended January 31, 1999. The following shares were issued during the year: 2,251,307 shares were sold in private placements by the Company; 5,628,854 shares were issued pursuant to the terms of the Company's convertible note financing (this figure includes shares issued for interest on the notes); 1,226,815 shares were issued in payment of services; 250,000 shares were issued as consideration for the re-acquisition of an existing distributorship.

     An aggregate of 3,938,605 shares were issued during the year ended January 31, 1998, including: 1,500,000 shares issued to the President as a one-time, non-recurring compensation event; 3,922,857 shares issued into escrow, pursuant to the June and November, 1997 convertible notes financing; 572,772 shares issued for repayment of notes payable (including notes payable to officers/director); 167,083 shares issued in private placements of restricted common stock; 955,000 shares were issued as payment for services; 43,750 shares issued for settlement of litigation.

     The total shares issued during the year ended January 31, 1997 were 1,580,000 shares; 1,455,000 shares were sold in private placements by the Company and 125,000 shares were issued in payment for consulting and legal services.

     In September 1995, the Company entered into an agreement with Acumen Services, Ltd., an off-shore Abaco, Bahamas company, to purchase an aggregate of 21,500,000 shares of common stock at $.10 per share payable pursuant to a promissory note providing for payment upon the commencement of commercial production of the machine. The Company received $80,000 in December 1995 from an unrelated third party who was issued shares of common stock. 730,000 shares of common stock were canceled and returned to the Company's treasury in May 1996, as a result of a dispute between the Company and Acumen.

                               TASTY FRIES, INC.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                        JANUARY 31, 2000, 1999 AND 1998

NOTE 10  ISSUANCE OF COMMON STOCK--(CONTINUED)

     During the year ended January 31, 1994, the Company settled a lawsuit with Mr. Abramson and Mr. Balan, former officers of Adelaide Holdings, Inc., whereby they returned 3,145,000 pre-split shares of previously issued common stock to the Company.

     Subsequent to April 30, 2000, the Company has issued additional shares and warrants to purchase common stock to various parties as payment for services rendered. The Company intends to continue this practice when appropriate.

NOTE 11  LITIGATION

   California Food and Vending Inc. Litigation

     On July 12, 1999, the Company and California Food and Vending Inc. (CFV) settled the case. Tasty Fries regained its State of California distributorship which was owned by CFV. CFV gave up its rights to share equally in the first $4,000,000 of international and domestic distributorship fees to be paid to Tasty Fries when it commences the commercial delivery of its machines and twenty five percent of all such fees paid to Tasty Fries after the first $4,000,000. CFV will instead receive a royalty of $350 for each of the first 500 machines produced and $450 per machine indefinitely thereafter. CFV will also indefinitely receive $.25 for each pound of potato product sold by Tasty Fries. CFV received 250,000 shares of the Company's common stock valued at $125,000 and $1,000,000 cash. The royalties payable in the future to CFV could become material; however, the Company is unable to estimate the amount of this payable, since it will be based on future Company sales. These royalties will be expensed by the Company when incurred.

     In connection with the foregoing, an award was entered in favor of cross-claimant, which requires, among other things, that the Company issue 1,000,000 shares of unrestricted common stock to the cross-claimant. These 1,000,000 shares of common stock were accounted for in the financial statements at market value at the time of the award (October 25, 1994). The shares were not issued by the Company until June 1996. On March 4, 1997, the Company agreed to pay the cross-claimant $60,000 and issue 43,750 shares of common stock at fair value of $54,688 in settlement of pending litigation.

   Prize Frize Litigation

     On August 28, 1996, the Company, the President of the Company and Premier Design, Ltd., were added as defendants to a civil law suit in the Riverside County Branch of the Superior Court of the State of California brought by Prize Frize, Inc., William Bartfield and Larry Wirth. The suit also named as defendants approximately 25 other parties, all allegedly involved, in some manner, in the pursuit of the french fry vending machine concept and/or business. The case was removed to Federal Court. The Company successfully moved for dismissal of the claim on behalf of itself and its President; the case was dismissed on June 2, 1997. The dismissal was reversed on appeal by the Federal Court and the case was remanded to State Court. The plaintiffs' claim against Tasty Fries was severed. The claims against the President of the Company and Premier Design, Ltd. were dismissed. The claim brought by Prize Frize asserts that the Company has usurped its trade secrets by developing a French fry vending machine, which utilizes the basic American food potato product. The Company denies the allegations and is vigorously defending the litigation. It is the opinion of the Company's counsel that Prize Frize's lawsuit lacks merit and that the Company will prevail.

                               TASTY FRIES, INC.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                        JANUARY 31, 2000, 1999 AND 1998

NOTE 12  INCENTIVE STOCK OPTION PLAN

     As of September 18, 1995, the Company established an incentive stock option plan (the Plan) and presently has reserved 1,500,000 shares of the Company's common stock for issuance under the Plan. Options granted pursuant to the Plan at January 31, 1997 were 12,926, and those options were granted to certain non-employee directors of the Company. The exercise price was $2.45 and vested immediately. In 1999 and 1998 no options were granted. All issuances were granted at not less than fair market value of the Company's common stock at time of grant. As of January 31, 2000 and 1999 and April 30, 2000, no options have been exercised.

     Transactions in the Plan since inception are as follows:


                                                                                                WEIGHTED
                                                                                                 AVERAGE
                                                                            EXERCISE PRICE   EXERCISE PRICE
                                                 GRANTED        VESTED        PER VESTED       PER VESTED
                                                 SHARES         SHARES       COMMON STOCK     COMMON SHARE
                                                 -------        -------     --------------   --------------
Balance, January 31, 1996 ..................           0              0

Activity during the year ended
  January 31, 1997 .........................      12,926         12,926         $2.45             $2.45
                                                  ------         ------
Balance, January 31, 1997, 1998,
  1999, 2000 ...............................      12,926         12,926                           $2.45
                                                  ======         ======

     The Company accounts for stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation.

NOTE 13  PREFERRED STOCK

     On July 29, 1991, the Board of Directors authorized 5,000,000 shares of preferred stock at a par value of $.001 per share. No shares of preferred stock were issued as of January 31, 2000, 1999, and 1998, respectively. As of April 30, 2000 no shares of preferred stock were issued.

NOTE 14  OPTIONS AND WARRANTS ISSUED AND OUTSTANDING

     As of January 31, 2000, 1999 and 1998, the Company had 5,792,052 and 4,292,052 warrants and options, respectively, to purchase common stock outstanding. The warrants and options are exercisable at share prices between $.50 and $3.50 per share and expire at various dates between July 2000 and December 2006.

NOTE 15  INCOME TAXES

     The Company has $18,002,847 in net operating loss carryovers, which can be used to offset future taxable income. The net operating loss carryforwards expire through 2015.

     The components of the Company's deferred tax assets are as follows:


                                                  2000             1999              1998
                                              -----------      -----------       -----------
     Net operating loss carryforwards .....   $ 6,300,900      $ 4,620,000       $ 3,860,600
     Valuation allowance ..................    (6,300,900)      (4,620,000)       (3,860,600)
                                              -----------      -----------       -----------
     Deferred tax asset ...................   $         0      $         0       $         0
                                              ===========      ===========       ===========

                               TASTY FRIES, INC.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                        JANUARY 31, 2000, 1999 AND 1998

NOTE 16  APRIL 1998 FINANCING

     In April 1998, the Company entered into an agreement to receive $1,500,000 in proceeds from the sale of restricted stock to a U.S. corporation. The Company issued 3,000,000 shares of common stock as consideration for the investment. The Company also issued warrants to purchase 1,500,000 shares of common stock at an exercise price of $1.90; the warrants expire April 12, 2001. The Company also issued 150,000 shares of restricted stock as a commission on the transaction. The Company and the investor have entered into an escrow agreement for this transaction and all of the shares were issued into escrow, pending funding. As of January 31, 2000, $800,000 of the $1,500,000 in proceeds has been received by the Company and 1,600,000 of the 3,000,000 shares of restricted common stock held in escrow have been released to the investor. The balance of funds due have not been received as of the report date.

NOTE 17  NON-RECURRING COMPENSATION CHARGE

     The restricted share issuance of 1,500,000 shares was negotiated between the Company's President, individually, the Company and a third-party investor as a component of the April 1996 private placement investment. The transaction received full approval from the board of directors. The parties in September 1997 agreed to such issuance in light of the amount and nature of service performed by the President on the Company's behalf from the time of his original involvement, as an outside third-party, to the approximate time of the financing's completion.

NOTE 18  DIRECTORS' FEES

     The Company has accrued unpaid Board of Directors' fees for the years ended January 31, 1997 through January 31, 2000. Interest has not been accrued on the unpaid balance. At January 31, 2000 and 1999, the accrued directors' fees were $210,000 and $160,000, respectively. At April 30, 2000 the accrued directors' fees were $210,000.

================================================================================
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING BEING MADE HEREBY NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.




                                   ----------



                                TABLE OF CONTENTS



                                                  PAGE
                                                  ----

Prospectus Summary .............................    2
Selected Financial Data ........................    3
Risk Factors ...................................    4
Forward-Looking Statements .....................    7
Use of Proceeds ................................    7
Dividend Policy ................................    7
Capitalization .................................    7
Management's Discussion and
  Analysis--Plan of Operation ..................    8
Business .......................................   11
Market for Common Equity .......................   17
Management .....................................   18
Executive Compensation .........................   19
Principal Securityholders ......................   21
Certain Transactions ...........................   23
Description of Securities ......................   24
Concurrent Offering ............................   24
Transfer Agent .................................   24
Plan of Distribution ...........................   24
Legal Matters ..................................   25
Experts ........................................   25
Addition Information ...........................   25
Index to Financial Statements ..................  F-1


     UNTIL __________ , 2000 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================


================================================================================




                                4,200,000 SHARES



                                TASTY FRIES, INC.



                                   ----------
                               P R O S P E C T U S
                                   ----------

















                                     , 2000


================================================================================

                      SUBJECT TO COMPLETION, DATED , 2000


PROSPECTUS

                                TASTY FRIES, INC.




     2,270,000 shares of common stock of Tasty Fries, Inc. are being sold by certain of our security holders (the "selling securityholders"). We will not receive any proceeds from the sale of the shares by the selling securityholders.

     Shares may be offered by selling securityholders from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at a time of sale, or at negotiated prices. The selling securityholders may effect such transactions by selling shares directly to purchasers or through broker dealers who may act as agents or principals. Such broker dealers may receive compensation in the form of discounts, concessions or commission from the selling securityholders and/or the purchasers of the selling securityholders' shares for whom they may sell as principals or both (which compensation as to a particular broker dealer might be in excess of customary commissions).

     The Securities Act of 1933, as amended may impose liability on selling securityholders or any broker/dealer who may be used by the selling securityholders for violations of federal securities laws. If the registration statement contains untrue statements or omissions of material facts, liability may be imposed on the selling securityholders or any broker/dealer used by the selling securityholder and/or the broker/dealer.


     On the date of this Prospectus, a registration statement under the Securities Act of 1933 as amended ("Securities Act") with respect to a self-underwritten offering of 4,200,000 shares of common stock was declared effective by the Securities and Exchange Commission.

     Our common stock is traded on the OTC Bulletin Board under the symbol "TFRY". On August 23, 2000, the closing bid price of our common stock as reported on the OTC Bulletin Board was $.41.



                                   ----------


     THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   ----------


                      THE DATE OF THIS PROSPECTUS IS , 2000



-------RED HERRING--------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                               SECURITIES OFFERED

Securities Registered ..........  2,270,000 shares of common stock. See "selling securityholders and Plan of Distribution."

Risk Factors ...................  This offering involves a high degree of risk.
                                  See "Risk Factors."

             (ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS)

                SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION

     2,270,000 shares of common stock are being registered by this Prospectus on behalf of the beneficial owners. 700,000 shares of common stock was issued to Premier Design, Ltd. in satisfaction of our obligation to Premier in January 2000 to fund 50% of the development costs for the machine. Upon delivery of the shares to Premier, we received a 50% interest in the patent protecting the machine. 1,570,000 shares were issued to 5 investors in connection with their acceptance of shares in lieu of repayment of loans made as of November, 1999. We have agreed to bear all expenses (other than underwriting or selling expenses), in connection with the registration of the shares.

     The selling securityholders have advised us that sales of the common stock may be effected from time to time by themselves in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or negotiated prices. The selling securityholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concession or commissions from the selling securityholders or the purchasers of the shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principles, or both (which compensation as to a particular broker-dealer must be in excess of customary commissions).

     The selling securityholders, and any broker-dealers that act in connection with the sale of the shares of common stock as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the shares of common stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. Sales of shares of common stock by the selling securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the common stock.

     We are registering the shares of common stock offered in this Prospectus with the Securities and Exchange Commission to permit secondary trading. As a result, the selling securityholders may offer all or part of the shares for resale to the public at any time. We will not receive any proceeds from the sale of shares by the selling securityholders.

     The following table sets forth as of the date hereof certain information with respect to the persons for whom we are registering the shares. None of the persons has held any position or office with us within the past three years, other than Harry Schmidt* and Christopher Plunkett who resigned as Executive Vice President in June of 1998. Edward C. Kelly, Jr. is the son of Edward C. Kelly, President of Tasty Fries.

-------------

* Mr. Schmidt formerly had a material relationship with Tasty Fries as a co owner of the patent for the machine.


                                            BENEFICIAL OWNERSHIP                         BENEFICIAL OWNERSHIP
                                              PRIOR TO OFFERING                            AFTER OFFERING
                                            ----------------------       SHARES          ---------------------
NAME OF SELLING SECURITYHOLDER                SHARES      PERCENT        OFFERED          SHARES       PERCENT
------------------------------              ---------    ---------      ---------        --------      --------
Edw. C. Kelly, Jr. .......................    255,000         <1%         255,000               0          0
Thom. M. Monaghan ........................     75,000         <1%          75,000               0          0
Frank R. Monaghan ........................     90,000         <1%          90,000               0          0
Christopher Plunkett .....................    400,000         <1%         150,000         250,000         <1%
USIS International Capital Corp. (1) .....  1,000,000        3.1%       1,000,000               0          0
Premier Design, Ltd. (2) .................    700,000        2.1%         700,000               0          0

---------------

(1)  Mark Lavi is the beneficial owner of USIS International Capital Corp.

(2)  Harry Schmidt is the beneficial owner of Premier Design.

                                        B

             (ALTERNATE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS)




                                  LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for the Company by Beckman, Millman & Sanders, LLP, attorneys at law, New York, New York.

                                     EXPERTS

     The financial statements of Tasty Fries, Inc. as of January 31, 1999 and 1998, have been included herein and in the registration statement in reliance upon the report of Schiffman Hughes Brown and as of January 31, 2000 upon the report of Larson Allen Weishaar & Co., LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firms as experts in accounting and auditing. As of January 1, 2000, the Shiffman Hughes firm merged with the Larson Allen firm.

             (ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS)

================================================================================
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING BEING MADE HEREBY NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.




                                   ----------



                                TABLE OF CONTENTS



                                                  PAGE
                                                  ----

Prospectus Summary .............................    2
Selected Financial Data ........................    3
Risk Factors ...................................    4
Forward-Looking Statements .....................    7
Use of Proceeds ................................    7
Dividend Policy ................................    7
Capitalization .................................    7
Management's Discussion and
  Analysis--Plan of Operation ..................    8
Business .......................................   11
Market for Common Equity .......................   17
Management .....................................   18
Executive Compensation .........................   19
Principal Securityholders ......................   21
Certain Transactions ...........................   23
Description of Securities ......................   24
Concurrent Offering ............................   24
Transfer Agent .................................   24
Plan of Distribution ...........................   24
Legal Matters ..................................   25
Experts ........................................   25
Addition Information ...........................   25
Index to Financial Statements ..................  F-1


     UNTIL _________ , 2000 (25 DAYS AFTER THE DATEOF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================



================================================================================








                                2,270,000 SHARES




                                TASTY FRIES, INC.




                                [GRAPHIC OMITTED]
                               P R O S P E C T U S


                                [GRAPHIC OMITTED]
















                                     , 2000


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XVI of the Company's Articles of Incorporation, as amended, provides that no director or officer shall be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of
Section 78.300 of the Nevada General Corporation Law ("NGCL"). The provisions hereof shall not apply to or have any effect on the liability of any officer or director of the Company for or with respect to any acts or omissions of such person occurring prior to such amendment on July 29, 1991.

     The NGCL provide for indemnification where a person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in right of a corporation), by reason of fact he is or was a Director, Officer, employee or agent of a corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. Lack of good faith is not presumed from settlement or nolo contendere plea. Indemnification of expenses (including attorneys' fees) allowed in derivative actions except in the case of misconduct in performance of duty to the corporation unless the Court decides indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). Determination that the person to be indemnified met applicable standards of conduct, if not made by the Court, is made by the Board of Directors by majority vote of a quorum consisting of the Directors not party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon receipt of undertakings to repay unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. The Corporation may purchase indemnity insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by that person in connection therewith; that indemnification provided for by Section
78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. (TO BE AMENDED)


       SEC Filing Fee .....................................     $    601
       NASD Filing Fee* ...................................          700
       Transfer Agent Fee* ................................          750
       Printing Costs (including stock certificates)* .....        3,349
       Legal fees and expenses* ...........................       50,000
       Accounting fees and expenses* .....................        20,000
       Blue Sky fees and expenses* .......................             0
                                                                --------
           TOTAL .........................................      $115,400
                                                                ========


----------

*    Indicates expenses that have been estimated for the purpose of this filing.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following securities were sold by the Company within the past three (3) years and prior to the date of filing of this registration statement. There were no underwriting discounts or commissions paid in connection with the issuance of any of these securities.


                                             1997 STOCK ISSUANCES

                          PRINCIPAL AMOUNT OF NOTE
NAME                         OR # OF SHARES SOLD      WARRANTS      AMOUNT OF CONSIDERATION               DATE
----                      ------------------------    --------      -----------------------               ----
Samuel Balan               43,750 Restricted             n/a        Litigation Settlement               3/20/97

L. Eric Whetstone          25,000 Restricted             n/a        Consulting Services                  4/1/97

UFH Endowment Ltd          7% Note Convertible          87,500      $350,000                            5/29/97
                           into 711,078 Shares

Austo Anstalt Schann       7% Note Convertible into     87,500      $350,000                            5/29/97
                           719,351 Shares

Colbo/UFT                  7% Note Convertible into     75,000      $300,000                            5/29/97
                           696,422 Shares

Mordechai Book             5,000 Restricted             10,500      Consulting Services                 6/24/97

Rose Marie Fox             47,500 Restricted           106,500      Consulting Services                 6/24/97

Andreas Tobler             47,500 Restricted            30,000      Consulting Services                 6/24/97

Joseph Gallagher           133,333 Restricted            n/a        $100,000                            9/30/97


     In October 1997 the following 9 persons acquired 629,826 Shares for the aggregate sum of $277,000

Jack Lonsdale              18,375 Restricted             n/a                                            10/1/97

Carolyn Hallinan           55,125 Restricted             n/a                                            10/1/97

Albert Proambo             110,607 Restricted            n/a                                            10/1/97

Harry Schmidt              78,750 Restricted             n/a                                            10/1/97

Jurgen Wolf                75,000 Restricted             n/a                                            10/3/97

Leonard Klarich            45,000 Restricted             n/a                                            10/7/97

Eric Cohen                 153,219 Restricted            n/a                                            10/9/97

Bradley Whittamore         18,750 Restricted             n/a                                            10/9/97

Carlinde, Inc.             75,000 Restricted             n/a                                           10/22/97


                          PRINCIPAL AMOUNT OF NOTE
NAME                         OR # OF SHARES SOLD      WARRANTS      AMOUNT OF CONSIDERATION               DATE
----                      ------------------------    --------      -----------------------               ----
Richard Michael            30,000 Restricted             n/a        Litigation Settlement              10/23/97

Kurt Ziemer                3,750 Restricted              n/a                                           11/17/97

Ellis Enterprises Ltd.                                  60,000      Consulting Services                 11/5/97

Libra Finance, S.A.                                    400,000      Consulting Services                 11/5/97

Talbia B. Invests. Ltd                                  60,000      Consulting Services                 11/5/97

Anthony Cataldo            250,000 Restricted            n/a        Canceled                            12/3/97


                              1998 STOCK ISSUANCES

                          PRINCIPAL AMOUNT OF NOTE
NAME                         OR # OF SHARES SOLD      WARRANTS      AMOUNT OF CONSIDERATION               DATE
----                      ------------------------    --------      -----------------------               ----
Steven Rizzo               2,500 Restricted              n/a        $5,000                              1/29/98

David Hiznay               1,500 Restricted              n/a        $3,000                              1/29/98

Ray Kuzava                 2,000 Restricted              n/a        $4,000                              1/29/98

John Schneider             2,500 Restricted              n/a        $5,000                              1/29/98

Janet Kurtz                1,500 Restricted              n/a        $3,000                              1/29/98

Virginia Fasnacht          1,500 Restricted              n/a        $3,000                              1/29/98

Thomas Diehl               1,500 Restricted              n/a        $3,000                              1/29/98

Mark Diehl                 1,500 Restricted              n/a        $3,000                              1/29/98

Stephen Macherny           1,500 Restricted              n/a        $3,000                              1/29/98

Kurt Ziemer                20,000 Restricted             n/a        $40,000                             1/29/98

Richard Ziemer             5,000 Restricted              n/a        $10,000                             1/29/98

Richard Machenry           1,500 Restricted              n/a        $3,000                              1/29/98

Austost Anstalt Schaan     6% Note Convertible into      n/a        $500,000                             2/6/98
                           1,242,499 Shares

Pancontinental             6% Note Convertible into    105,000      $300,000                             2/6/98
Investments Ltd            791,666 Shares

International Indexed      6% Note Convertible into      n/a        $75,000                              2/6/98
Savings Portfolio Ltd      211,153 Shares

David Morgensteren         6% Note Convertible into      n/a        $75,000                              2/6/98
                           211,153 Shares

Balmore Funds SA           6% Note Convertible into      n/a        $500,000                             2/6/98
                           1,242,499 Shares

Guilherme Duque            6% Note Convertible into      n/a        $150,000                             2/6/98
                           406,899

Mark Lavi                  350,000 Restricted            n/a        Consulting Services                 2/12/98

L. Eric Whetstone          112,500 Restricted            n/a        Consulting Services                 2/12/98

Lancaster Investment Corp. 3,000,000 Restricted      1,500,000      $1,050,000/Received                  4/3/98
                                                                    $450,000 Owed

L. Eric Whetstone          150,000 Restricted            n/a        Consulting Services                 4/16/98

Gainey Resources           250,000 Restricted          100,000      Reacquisition of Distributorship    4/16/98

Pacific Blue Productions   250,000 Restricted            n/a        Canceled                            8/21/98

Magnum Ltd                 250,000 Restricted            n/a        Canceled                            10/8/98

James Zellner              175,000 Restricted            n/a        $70,000                            10/28/98

Kurt Ziemer                88,889 Restricted            44,444      $30,000                            11/19/98

David Gebhard              25,000 Restricted             n/a        $10,000                            12/22/98

John Schantz               47,618 Restricted            59,524      $20,000                            12/22/98

John Schantz               71,429 Restricted             n/a        $50,000                            12/22/98


                                             1999 STOCK ISSUANCES

                          PRINCIPAL AMOUNT OF NOTE
NAME                         OR # OF SHARES SOLD      WARRANTS      AMOUNT OF CONSIDERATION               DATE
----                      ------------------------    --------      -----------------------               ----
John Schantz               34,482 Restricted            10,000      $10,000                             1/20/99

Charles Whetstone          200,000 Restricted            n/a        $50,000                             1/26/99

F.A.T.S., Inc.             150,000 Restricted            n/a        Canceled                             2/4/99

David Rights               1,000,000 Restricted          n/a        $200,000                             3/2/99

E. Benjamin Nelson         300,000 Restricted            n/a        Consulting Services                 3/25/99

Frederick Saunders         500,000 Restricted          300,000      $200,000                            4/28/99

Kurt Ziemer                8,889 Restricted              n/a        Prior Financing                     4/21/99

John Schantz               11,905 Restricted             n/a        Prior Financing                     5/21/99

Nitris Co.                 100,000 Restricted            n/a        Canceled                             7/6/99

Alan Rabinowitz(1)         200,000 Restricted            n/a        Reacquisition of Distributorship     7/6/99

Eli Gertner(2)             200,000 Restricted            n/a        Reacquisition of Distributorship     7/6/99

California Food & Vending  250,000 Restricted            n/a        Settlement of CF&V                  7/27/99

John Schantz               15,000 Restricted           100,000      Services                            7/29/99

David Rights               1,000,000 Restricted          n/a        $200,000                            7/30/99

McGinn Smith & Co.         62,500 Restricted             n/a        Consulting Services                 8/25/99

Coolmedia Networks         50,000 Restricted             n/a        Consulting Services                  9/8/99

Amreet Trading Corp.       18% conv. notes               n/a        $900,000                            10/5/99

Mark B. Lavi               1,000,000 Restricted          n/a        Loan to Company                    10/27/99

Ahmed Zohbi                100,000 Restricted            n/a        $37,000                            11/10/99

Ahmed Zohbi                100,000 Restricted           25,000      $37,000                            11/16/99

Saber Samadi               50,000 Restricted             n/a        Consulting Services                11/16/99

Jeffery Greason            50,000 Restricted             n/a        Consulting Services                12/20/99

Eli Lavi                   20,000 Restricted             n/a        $6,000                              1/21/00

Rinyomin Saperstein        24,000 Restricted             n/a        $7,200                              1/21/00

Daniel Figa                20,000 Restricted             n/a        $6,000                              1/21/00

Yossef Lavi                20,000 Restricted             n/a        $6,000                              1/21/00

Joseph Stanaky             30,000 Restricted             n/a        $9,000                              1/21/00

Mary Anne Fleazar          20,000 Restricted             n/a        $6,000                              1/21/00

David Motovich             20,000 Restricted             n/a        $6,000                              1/21/00

Marilyn Columb             20,000 Restricted             n/a        $6,000                              1/21/00

Harrison Kletzel           10,000 Restricted             n/a        $3,000                              1/21/00

Jennifer Chapler           10,000 Restricted             n/a        $3,000                              1/21/00

Tzur Netz                  10,000 Restricted             n/a        $3,000                              1/21/00

Linda Schreiber            10,000 Restricted             n/a        $3,000                              1/21/00

Gary Ratzker               30,000 Restricted             n/a        $9,000                              1/21/00

Dennis Ratzker             10,000 Restricted             n/a        $3,000                              1/21/00

Tori Ratzker               10,000 Restricted             n/a        $3,000                              1/21/00

Arlene Ratzker             10,000 Restricted             n/a        $3,000                              1/21/00

     In November 1999, the following persons or entities loaned or agreed to loan $274,000 to the Company and subsequently accepted 1,570,000 shares in repayment thereof.



Edward C. Kelly, Jr.       255,000 Restricted            n/a                                            1/27/00

Thomas Monaghan            75,000 Restricted             n/a                                            1/27/00

Frank Monaghan             90,000 Restricted             n/a                                            1/27/00

USIS International         1,000,000 Restricted          n/a                                            1/27/00
Capital Corp.

Christopher Plunkett       150,000 Restricted            n/a                                            1/27/00


     Unless otherwise indicated, the sales set forth above are claimed to be exempt from registration with the Securities and Exchange Commission pursuant to
Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, because (a) said transactions involved the issuance and sale by the Company of securities to financially sophisticated individuals who at the time of purchase were fully aware of the Company's activities, as well as its business and financial condition, (b) there was no advertising for or general solicitation of investors, and (c) when said securities were acquired for investment purposes, investors understood the ramifications of same. All certificates representing the shares issued by the Company as set forth herein, which are currently outstanding, have been properly legended.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT
 NO.     DESCRIPTION
-------  -----------

 3.0     Articles of Incorporation, as amended*

 3.1 Articles of Amendment to Articles of Incorporation of Tasty Fries, Inc. dated December 16, 1996 changing the authorized common shares and the par value*

 3.2     By-Laws*

 4.0     Form of Warrant Agreement*

 5.0 Opinion of Beckman, Millman & Sanders, LLP as to the legality of the securities being registered for sale

10.0 Employment Agreement dated as of October 1, 1994 by and between Tasty Fries, Inc. and Edward C. Kelly*

10.1     Amendment to Employment Agreement between Tasty Fries, Inc. and Edward
         C. Kelly, effective as of May 1, 1995

10.2 Forrest Financial Corporation Vendor Agreement, as amended, dated November 20, 1996 with Tasty Fries, Inc.*

10.3 Manufacturing Agreement between Tasty Fries, Inc. and S&H Electronics, Inc. dated August 22, 1996*

10.4     1995 Stock Option Plan*

10.5 Stock Purchase Agreement between Whetstone Ventures Corporation, Inc. and Tasty Fries, Inc. dated April 30, 1996*

10.6 Agreement between the Company and Whetstone Ventures Corporation, Inc. dated April 30, 1996*

10.7     Distribution Agreements*

10.8 Manufacturing agreement between Tasty Fries, Inc. and Premier Designs, Ltd. dated January 28, 1993 as amended.

10.9 Settlement Agreement dated July 12, 1999 between Tasty Fries, Inc. and California Food & Vending, Inc.

23.0     Consent of Larson Allen Weishair & Co., LLC

24.1     Consent of Beckman, Millman & Sanders, LLP (included in Exhibit 5.0)

99.1 Distributorship Agreement between Adelaide Holdings, Inc. (Predecessor to Tasty Fries) and Paul Esposito dated March 3, 1993.

99.2 Distributorship Agreement between Tasty Fries, Inc. and Canadian Tasty Fries, Inc. dated April 4, 1996.

99.3 Distributorship Agreement between Adelaide Robotic Technologies, Inc. (Predecessor to Tasty Fries) and American Fry Corporation dated January 9, 1993.

99.4 Distributorship Agreement between Adelaide Robotic Technologies, Inc. (Predecessor to Tasty Fries) and George Schmidt and/or nominees dated January 9, 1993.

99.5 Distributorship Agreement between Adelaide Robotic Technologies, Inc. (Predecessor to Tasty Fries) and Harry Schmidt, Victor Boddy and Robert Nicholas dated January 13, 1993.

99.6 Distributorship Agreement between Tasty Fries, Inc. and Moses Ferman Representacoes Internacionaid Ltds dated October 19, 1994.

99.7 Distributorship Agreement between Tasty Fries, Inc. and Charles Bitters dated October 15, 1992.


---------

* Previously filed

ITEM 28. UNDERTAKINGS.

     The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (b) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Company pursuant to Rule 424(b)(i) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned in the City of Blue Bell, State of Pennsylvania, on August 25, 2000.


                                      TASTY FRIES, INC.

                                      By /s/ EDWARD C. KELLY
                                        ----------------------------------------
                                      Edward C. Kelly,
                                      Chief Executive Officer and Principal
                                      Financial Officer


     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement was signed by the following persons in the capacities and on the dates stated.


     SIGNATURE                         TITLE                           DATE
     ---------                         -----                           ----

/s/ EDWARD C. KELLY
--------------------------      President, Chief Executive       August 25, 2000
     EDWARD C. KELLY              Officer, Treasurer, and
                                  Chairman of the Board

/s/ LEONARD J. KLARICH
--------------------------      Executive Vice President,        August 25, 2000
   LEONARD J. KLARICH           Secretary and Director


/s/ JURGEN A. WOLF
--------------------------      Director                         August 25, 2000
   JURGEN A. WOLF


/s/ IAN LAMBERT
--------------------------      Director                         August 25, 2000
   IAN LAMBERT


/s/ KURT R. ZIEMER
--------------------------      Director                         August 25, 2000
   KURT R. ZIEMER